Exhibit p (viii)

GMO

CODE OF ETHICS

GMO AUSTRALASIA LLC
GMO AUSTRALIA LTD.
GMO NETHERLANDS, a branch office of GMO U.K. Ltd.
GMO SINGAPORE PTE LTD.
GMO SWITZERLAND GMBH
GMO U.K. LIMITED GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
GMO RENEWABLE RESOURCES, LLC
GMO RENEWABLE RESOURCES (in New Zealand)
GMO RENEWABLE RESOURCES URUGUAY, SRL

Dated March 5, 2012

2.	PRE-CLEARANCE REQUIREMENTS .................................................................................6

2.1	Transactions in Certain Securities. ..........................................................................6

2.2	Dividend Reinvestments, Corporate Reorganizations, etc. .................................7

2.3	Discretionary Accounts. ...........................................................................................7

2.4	De Minimis Purchases and Sales of Certain Large Cap Securities. .....................7
2.5	Transactions Pursuant to Limit Orders or Stop-Loss Orders Previously Approved by Compliance Department . ..................................................................8

2.6
Transactions by Brokers to Satisfy Margin Calls or the Exercise of Written
Options . .......................................................................................................................8

2.7	Non-GMO Employee Stock Investment Options. .................................................8

2.8	Donation of Securities to a Charity. ........................................................................8

2.9	GMO Hedge Funds ....................................................................................................8

3.	REPORTING REQUIREMENTS ............................................................................................9

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GMO CODE OF ETHICS
as revised March 5, 2012

OVERVIEW AND SUMMARY CHARTS

GMO and its affiliates have adopted this Code of Ethics in order to reflect the values of the firm and to fulfill the firm’s regulatory obligations. Because the regulations are complex and technical, a number of terms are defined in Exhibit A and appear in the Code in bold.

The following chart provides an overview of some key rules under the Code and some common exceptions. This is only an overview and there are other rules and exceptions.  Each Access Person is still responsible for reading and understanding this Code in its entirety.

Five Basic Rules	Common Exceptions
Basic Rule #1: Do not trade in advance of clients	Mutual Funds Most Exchange Traded Funds U.S. Government Securities Money Market Instruments Financial Futures
Basic Rule #2:	Mutual Funds
Pre-Clear all trades	Most Exchange Traded Funds 529 Plans U.S. Government Securities Money Market Instruments Municipal Bonds Financial Futures
Basic Rule #3:	Mutual Funds not advised/sub-advised by GMO (but not Exchange Traded Funds)
Report all trades	Most 529 Plans U.S. Government Securities Money Market Instruments Currencies/Currency forwards/Non-exchange traded options on currencies Futures on interest rates/currencies
Basic Rule # 4:	Mutual Funds not advised/sub-advised by GMO
Don’t churn your account	U.S. Government Securities Money Market Instruments Currencies/Currency forwards/Non-exchange traded options on currencies Municipal Bonds Financial Futures
Basic Rule #5: No violation of laws, for example: • No Transactions on inside information; • No market manipulation.	None

The following chart provides a different overview of the Code’s operation, organized by the type of security.  As with the previous chart, this is, however, only an overview of some of the rules applicable to different kinds of securities.  Every Access Person is still responsible for reading and understanding this Code in its entirety.

Type of Security	Preclearance Required	Prohibited if Purchase or Sale Being Considered for a GMO Client Account	Subject to Quarterly and Annual Reporting Requirements	Disgorge Short-Term Profit (<60 day Round Trip)	Short Sales Generally Prohibited1
GMO Mutual Funds and GMO Sub-Advised Funds	No	No	Yes2	Generally Yes3	Yes
Non-GMO Mutual Funds	No	No	No	No	Yes
Closed-End Funds	Yes	Yes	Yes	Yes	Yes
Most Exchange Traded Funds4 (does not include Closed-End Funds)	No	No	Yes	No	No
Exempted Government Securities	No	No	No	No	Yes
Money Market Instruments	No	No	No	No	Yes
Currencies and related forward contracts	No	No	No	No	No
Financial Futures (including physical commodities)	No	No	Generally Yes5	No	No

1 Subject to limited exceptions (see Section 1.3), short selling is prohibited with respect to any investment held in any GMO Client Account.

2 Please note that Access Persons do not need to enter reporting details in StarCompliance for GMO Mutual Fund investments only.  However, investments in GMO Sub-Advised Funds will need to be entered in StarCompliance.

3 Not applicable to funds excluded from the definition of GMO Long-Term Fund.

4 See Appendix A-1 for a list of exceptions.

5 Futures on interest rates and currencies are exempt from the Code’s reporting requirements.

Put or Call Options (buying or writing)	Generally Yes	Yes	Generally Yes	Generally Yes	N/A
Municipal Bonds	No	Yes	Yes	No	Yes
IPOs	Yes	Yes	Yes	Yes	Yes
Private Placements (including third party private funds)	Yes	Yes	Yes	Yes	Yes
Most 529 Plans6	No	Not Applicable	Generally No	N/A	N/A
MOST OTHER INVESTMENTS	Yes	Yes	Yes	Yes	Yes

Gift Policy:  GMO also has a “Gift Policy” which is a separate, stand-alone document.

Special Rules for Access Persons of Subsidiaries; Non-Access Directors. Employees, partners, consultants and all other Access Persons are subject to all provisions of this Code unless you are an Independent Trustee of either GMO Trust or GMO Series Trust, or a Non-Access Director of GMO. If you are one of the following, you should also look at the related Code Supplement:

   Officers and Employees of GMO UK Limited;
   Officers and Employees of GMO Australia Limited;
   Officers and Employees of GMO Renewable Resources (in New Zealand); and
   Non-Access Directors of GMO;

1. PROHIBITED TRANSACTIONS

Access Persons and members of their Immediate Family are prohibited from engaging in the following transactions:

1.1 Securities Being Considered for Purchase or Sale.

Except as provided below, any transaction in a Security being considered for purchase or sale by a GMO Client Account is prohibited.  For this purpose, a Security is being considered for purchase or sale when a recommendation to purchase or sell the Security has been communicated or, with respect to the person making the recommendation, when such person seriously considers making the recommendation.  The following Securities are not subject to this prohibition:

-------------------------------
6 See Section 3.3 (“Exemptions for Transactions in Certain Securities”) and the definition of Reportable 529 Plan.

• Registered open-end investment companies (but not Restricted Exchange Traded Funds);

• Unrestricted Exchange Traded Funds (including short sales thereof);

• Financial Futures; options on Financial Futures; and short sales of Financial Futures.

• U.S. Government Securities and other Exempted Government Securities;

• Money Market Investments;

• Securities held or to be acquired by a Discretionary Account; and

• Currencies, options on currencies, and forward contracts on currencies.

Note: The formulation of purchases and sale orders generally begins before the relevant trading desk is asked to execute the trade.  GMO reserves the right to require the unwinding of personal trades that occur on or about the same time as client trades without proving that the Access Person or member or his or her Immediate Family had actual knowledge of the pending client trade.

1.2 Options on Securities.

Purchasing or selling options on a Security held (or being considered for purchase or sale) by any GMO Client Account is prohibited (other than options on Financial Futures or on foreign currencies). The following Securities are not subject to this prohibition:

● Securities held or to be acquired by a Discretionary Account.

1.3 Short Selling of Securities.

Short selling Securities held (or being considered for purchase or sale) in any GMO Client Account is prohibited.  The following Securities are not subject to this prohibition:

• Short sales of Unrestricted Exchange Traded Funds; and

• Short sales of Financial Futures and options on Financial Futures.

• Securities held or to be acquired by a Discretionary Account.

Note: Forward contracts on currencies are not considered a short sale of either currency for purposes of this Code.

1.4 Short-Term Trading.

Except as provided below, purchasing and selling the same or equivalent Securities within 60 calendar days (starting with the most recent sale or purchase, as applicable, in the 60-day period) is prohibited. (For the sake of clarity, except as otherwise noted, this prohibition applies to short-term profiting through the use of derivatives, either alone (e.g., exercising an option within 60 days of purchasing the option) or in combination with other Securities Transactions (e.g., selling the underlying Security within 60 days of purchasing a call on such Security)). The following Securities are not subject to this prohibition:

       • Registered open-end investment companies (other than GMO Long-Term Funds and GMO Sub-Advised Funds)

       • U.S. Government Securities and other Exempted Government Securities;

       • Exchange Traded Funds (whether or not they are registered open-end investment companies)

       • Money Market Instruments;

       • Currencies and related forward contracts;

       • Financial Futures and short sales of Financial Futures;

       • Physical commodity contracts and options on physical commodity contracts;

       • Securities acquired through the exercise of rights issued by an issuer to all holders of a class of its Securities, to the extent the rights were acquired in the issue;

       • Securities acquired through Non-GMO Employee Stock Investment Options

       • Transactions resulting from stop-loss orders (note that this does not apply to limit orders).

       • Municipal bonds; and

       • Securities held in a Discretionary Account.

1.5 Trading on Inside Information.

Any transaction in a Security while in possession of material nonpublic information regarding the Security or the issuer of the Security is prohibited.

1.6 Market Manipulation.

Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading are prohibited.

1.7 Other Illegal and/or Impermissible Transactions.

All Access Persons and all members of their Immediate Family are required to comply with all applicable Federal Securities Laws. In addition to the prohibitions in Sections 1.6 (Trading on Inside Information) and 1.7 (Market Manipulation), Securities Transactions not in compliance with applicable Federal Securities Laws, or any other transactions deemed by the CCO to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety, are prohibited.

2. PRE-CLEARANCE REQUIREMENTS

Access Persons and members of their Immediate Family are prohibited from engaging in any Securities Transaction without prior approval of the Compliance Department unless otherwise provided below. Once obtained, pre-clearance is valid only for the day on which it is granted and the following three business days (or, in the case of a Private Placement, 30 days or such other time frame as determined by the COIC). Limit orders and stop-loss orders relating to Securities must be pre-cleared prior to establishment and prior to any modifications, including cancellations.

There is no exemption from pre-clearance for IPOs or Private Placements, even where such transactions are effected through Discretionary Accounts. See Sections 4.5.1 and 4.5.2 on how to process a request for pre-clearance.

Please refer to the “StarCompliance User Guide” found within StarCompliance for information regarding how to request pre-clearance or how to appeal denied pre-clearance requests.

The following Securities Transactions are exempt from the pre-clearance requirement:

2.1 Transactions in Certain Securities.

Securities Transactions involving the following instruments may be subject to the substantive prohibitions in Section 1, but they are exempt from the pre-clearance requirement:

       • Securities issued by any registered open-end investment company (including GMO Affiliated Funds, but excluding Restricted Exchange Traded Funds).

       • Unrestricted Exchange Traded Funds (including short sales thereof);

       • U.S. Government Securities and other Exempted Government Securities.

       • Money Market Instruments.

       • Currencies and related forward contracts.

       • Options on currencies.

       • Financial Futures; options on Financial Futures; and short sales of Financial Futures.

       • Physical commodities (e.g., gold).

       • Municipal bonds.

       •  529 Plans.

       • Any transaction in other Securities as may from time to time be designated in writing by the CCO (as directed by the COIC) on the ground that the risk of abuse is minimal or non-existent.

2.2 Dividend Reinvestment, Corporate Reorganizations, etc.

Securities Transactions involving acquisition of Securities acquired through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, the exercise of rights issued by an issuer to all holders of the same class of Securities, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities.

2.3 Discretionary Accounts.

Securities Transactions through Discretionary Accounts in Securities other than IPOs and Private Placements.

2.4 De Minimis Purchases and Sales of Certain Large Cap Securities.

Purchases or sales of less than $25,000 of common stock, depository receipts, or preferred stock where the size of the relevant issue is greater than $5 billion as of the date of such purchases or sales are exempt from pre-clearance. This exemption from pre-clearance may be utilized once per security within multiple accounts during a 4-day pre-clearance period (i.e., the day pre-clearance is granted and the following three business days) so long as the total across all accounts is less than $25,000.

2.5 Transactions Pursuant to Limit Orders or Stop-Loss Orders Previously Approved by Compliance Department.

Transactions effected pursuant to limit orders or stop-loss orders already approved by the Compliance Department are exempt from pre-clearance, provided that the Access Person provides the Compliance Department with an attestation from the relevant broker stating that the broker will act solely in accordance with that limit order or stop-loss order, with no influence exercised or information supplied by the Access Person or anyone else acting on his or her behalf.

2.6 Transactions by Brokers to Satisfy Margin Calls or the Exercise of Written Options.

Liquidations or purchases of Securities by a broker to satisfy margin calls or the exercise of options written by an Access Person are not subject to preclearance, provided that the Access Person provides to the Compliance Department a letter or other documentation from the brokerage firm confirming that the liquidation or purchase was effected to satisfy applicable margin or written option requirements and was not requested by the Access Person.

2.7 Non-GMO Employee Stock Investment Options.

The receipt of stock or options in connection with an Immediate Family member’s employment is exempt from pre-clearance provided that the Compliance Department receives an initial attestation from the Immediate Family member’s employer confirming that the securities were acquired through a non-GMO compensation program.  This attestation can be documentation detailing the program, such as terms and entitlements, or, to the extent such documentation is not available, an attestation from the employer.  This exemption is inclusive of exercising a cash-settled option and the acquisition of stock by exercising an option acquired in connection with an Immediate Family member’s employment.  The receipt of stock and options is still subject to reporting requirements under the Code.

2.8 Donation of Securities to a Charity.

Donations of Securities to charities are not subject to pre-clearance.

2.9 GMO Hedge Funds

Investments in GMO hedge funds, while subject to pre-clearance, are automatically pre-cleared when the subscription is accepted by GMO.

3. REPORTING REQUIREMENTS

3.1 Initial and Annual Disclosure of Personal Holdings.

No later than 10 calendar days after initial designation as an Access Person and thereafter on an annual basis (currently expected of all Access Persons by January 30 of each year), each Access Person must report to the Compliance Department all of the following (subject to the exceptions in Section 3.3):

3.1.1. The title, type, number of shares and principal amount of each Security (including as applicable any exchange ticker symbol or CUSIP number) in which that Access Person has any Beneficial Interest (including Securities held in Discretionary Accounts);

3.1.2. The name of any broker, dealer or bank with whom the Access Person maintains a Reportable Account; and

3.1.3. The date that the report is submitted by the Access Person.

Both initial reports and annual reports must be based on information current as of a date not more than 30 days before the report is submitted.

3.2 Quarterly Reporting Requirements.

Each Access Person must file a quarterly report with the Compliance Department no later than 30 calendar days following the end of each calendar quarter. The quarterly report shall include the following information regarding each transaction during the quarter in any Security in which the Access Person had any Beneficial Interest (subject to the exceptions in Sections 3.3 and 3.4):

3.2.1. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security (including as applicable any exchange ticker symbol or CUSIP number) involved;

3.2.2. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

3.2.3. The price of the Security at which the transaction was effected;

3.2.4. The name of the broker, dealer or bank with or through which the transaction was effected;

3.2.5. A certification that, with respect to each transaction effected during the quarter, the Access Person neither had confidential information nor was aware of any pending consideration of possible transactions or pending transactions in the relevant security by GMO on behalf of a GMO client; and

3.2.6. The date that the report is submitted by the Access Person.

In addition, with respect to any Reportable Account established during such quarter by the Access Person, the quarterly report must also include the name of the broker, dealer or bank with whom the Access Person established the account.

No quarterly report is required to list transactions that are automatic dividend reinvestments.

3.3 Exemptions for Transactions in and Holdings of Certain Securities.

Transactions in and holdings of the following instruments may be subject to the substantive prohibitions in Section 1 and/or the pre-clearance requirements in Section 2, but are exempt from the Reporting Requirements in Sections 3.1.1 (Initial/Annual Report) and 3.2 (Quarterly Reports):

       • Securities issued by any registered open-end investment company (other than a GMO Affiliated Fund or an Exchange Traded Fund.)

       • U.S. Government Securities and other Exempted Government Securities.

       • Money Market Instruments.

       • Futures on interest rates, futures on currencies, and non-exchange-traded options on currencies and currency futures (including short sales of any of the foregoing).  (NOTE: Not all Financial Futures are covered by this exemption.)

       • Currencies and related forward contracts.

       • 529 Plans (other than Reportable 529 Plans)

Please note that any Reportable Account in which transactions in the foregoing securities are executed remains subject to the Reporting Requirements in Sections 3.1.2 (Initial/Annual Report) and 3.2 (Quarterly Reports).

3.4 Additional Exemption From Quarterly Reports.

Transactions in the following are exempt from the quarterly transaction reporting requirement in Section 3.2 (but the results of these transactions must still be included in the annual report required by Section 3.1):

● Securities acquired through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, the exercise of rights issued by an issuer to all holders of the same class of Securities, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities.

3.5 Brokerage Confirmations.

With respect to each Reportable Account, each Access Person must require the applicable broker, dealer or bank to forward to the Compliance Department copies of confirmations of account transactions.  The Compliance Department has forms that can be used for this purpose.

3.6 Procedures for Filing Reports.

Please refer to the “StarCompliance User Guide” found within StarCompliance for information regarding how to submit the reports and other information required by this Code.

3.7 Reporting Violations.

                     Any violations of the Code shall be reported promptly to the CCO.

4. ADMINISTRATION AND ENFORCEMENT OF CODE OF ETHICS

4.1 General Principles.

The administration of this Code shall be guided by the general principle that, as an investment adviser, all GMO Advisory Entities (and all Access Persons) are fiduciaries with respect to the assets managed on behalf of various clients.  Consequently, GMO holds all Access Persons responsible for:

 • Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; and

 • Compliance with applicable laws and governmental rules and regulations, including the requirement in Section 206(4) of the Advisers Act that GMO shall not engage in any act, practice, or course of business that is fraudulent, deceptive or manipulative.

4.2 Role of COIC;  Delegation.

The COIC is responsible for overseeing the application of this Code, and has the authority to interpret this Code in the event of any ambiguities.  The COIC may also recommend changes to the Code to the board of managing directors of GMO or a designated committee thereof (the “GMO Board”) and may authorize any changes in procedures recommended by the CCO.  No member of the COIC or the CCO may review his or her own transactions. The COIC may delegate some or all of its authority to the CCO, whether as explicitly set forth in this Code or by specific resolution of the COIC. The CCO may, in turn, delegate any or all of his or her responsibilities hereunder to members of the Compliance Department; provided, however, that in the event that the Compliance Department is notified of any violation of this Code, the Compliance Department shall promptly notify the CCO.

The COIC will consider appropriate actions, if any, as described in Section 4.4 of this Code. The COIC may determine to delay the imposition of any sanctions pending review by the GMO Board, the Board of Trustees of GMO Trust and/or the Board of Trustees of GMO Series Trust, as applicable.

4.3 CCO Role, Investigations.

The CCO shall recommend to the COIC such changes to procedures, if any, as the CCO may determine in his or her reasonable judgment may be necessary or appropriate to enable the detection of violations of this Code.  The CCO is hereby delegated the authority to use those procedures and the reports made under this Code to investigate and detect any violations and/or potential violations of the Code. The CCO will report all violations to the COIC and shall also report such potential violations as the CCO may deem appropriate.

4.4 Sanctions.

If an Access Person (or a member of his or her Immediate Family) has committed a violation of the Code, the COIC or CCO may take such actions against the Access Person as the COIC or CCO deems appropriate, including a letter of caution or warning, reversal of relevant trade(s) in question, forfeiture of any profit derived thereon, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and/or termination of the employment of the violator for cause.  All findings and actions taken by the COIC or CCO with respect to violations of this Code will be reported by the CCO to the Trustees of GMO Trust and/or the Trustees of GMO Series Trust (to the extent a violation is applicable to a Trust), and by the COIC to GMO’s Board.

The COIC may delegate to the CCO the authority to assess monetary penalties in amounts determined by the COIC from time to time (such delegation shall be limited to monetary penalties in amounts of $10,000 or less).

4.5 Administration of Pre-clearance

Requests for pre-clearance will be handled in the first instance by the CCO, who shall operate in accordance with the following:

4.5.1. Blackout Policy. In general, pre-clearance requests to buy or sell a Security (or to sell the Security short) will be denied if the Security (a) was purchased or sold by any GMO Client Account within 3 calendar days prior to the date of the request or (b) in the reasonable judgment of the CCO is being considered for purchase or sale by any GMO Client Account within 7 calendar days after the date of the request.  Pre-clearance requests to sell a Security short or to buy or write an option will be denied if the underlying Security is owned by any GMO Client Account. The CCO will consult with appropriate representatives of the Investment Division(s) for purposes of determining whether a Security is being considered for purchase or sale.

4.5.2. IPOs. Pre-clearance requests to purchase Securities in an IPO will generally be denied by the CCO, subject to the following exceptions: (i) new offerings of a registered open-end investment company or (ii) any initial offering that an Access Person can demonstrate in the pre-clearance process is available and accessible to the general investing public through on-line or other means.

4.5.3. Private Placements. Pre-clearance requests to purchase Securities in a Private Placement will be processed in a manner prescribed from time to time by the CCO. At the date of adoption of this Code of Ethics, those procedures require the Access Person to complete and submit a questionnaire at least 10 calendar days before the date of requested approval.

4.6 No Explanation Required for Refusals.

The COIC and/or the CCO may refuse to authorize a pre-clearance request for a reason that is confidential.  Neither the COIC nor the CCO is required to provide an explanation for refusing to authorize any transaction.

4.7 Review of Denied Pre-Clearance Requests.

Upon written request by any Access Person, the COIC shall review any request for pre-clearance that is denied by the Compliance Department. The COIC may override a pre-clearance denial if, in its absolute discretion, it believes the proposed activity is not fraudulent or manipulative, and not inconsistent with GMO’s fiduciary standards.

5. MISCELLANEOUS.

5.1 Copies of Code; Annual Affirmation.

                      Each Access Person will be provided with a copy of the Code and any amendments to the Code.  Each Access Person will be required to acknowledge in writing receipt of the Code and any amendments to the Code.

At least once annually, each Access Person must affirm in writing (which may be y electronic means) that the Access Person has received, has read, understands, and has complied with the Code and any amendments thereto.

5.2 Review of Reports.

The CCO shall review and maintain each Access Person’s reports filed pursuant to Section 3.

5.3 Availability of Reports.

All information supplied pursuant to this Code will generally be maintained in a secure and confidential manner, but may, without notice to the relevant Access Person, be made available for inspection by the directors, trustees or equivalent persons of each

GMO Entity employing the Access Person, the directors, trustees or senior management of each of GMO Trust, GMO Series Trust or other GMO Client, the COIC, the Compliance Department, the CCO, GMO Trust’s Chief Compliance Officer, GMO Series Trust’s Chief Compliance Officer, the Access Person’s department manager (or designee), any party to which any investigation is referred by any of the foregoing, the SEC, any state securities commission, any attorney or agent of the foregoing, GMO Trust or GMO Series Trust, and any other person as may be approved by the COIC.

5.4 Exceptions to the Code.

The COIC may in unusual or unforeseen circumstances grant exceptions to the requirements of the Code if the COIC finds that the proposed conduct involves negligible opportunity and/or motive for abuse.  All such exceptions must be in writing and must be reported by the CCO to the Board of Trustees of GMO Trust and/or the Board of Trustees of GMO Series Trust, as applicable, at their next regularly scheduled meeting after the exception is granted.  Exceptions granted prior to the date of this Code and identified by the CCO as being of continued relevance and validity are grandfathered.

5.5 Inquiries Regarding the Code.

Access Persons should direct all inquiries regarding this Code (or any other compliance-related matter) to the CCO. However, it is the personal responsibility of every Access Person to understand this Code and to comply with it (and for his or her Immediate Family to understand and comply with it).

5.6 Amendments to Code.

The Board of Trustees of GMO Trust and the Board of Trustees of GMO Series Trust, including a majority of the Trustees of each such Board who are not “interested persons” under the 1940 Act, and the board of directors of every GMO Sub-Advised Fund must approve any material amendment to the Code within six months of such change.

* * * * * * * * * *

Special Note for Certain Officers of GMO Trust and GMO Series Trust:  In addition to the requirements set forth in this Code, the Principal Executive Officer and Principal Financial Officer of each of GMO Trust and GMO Series Trust are also subject to a Code of Ethics for Principal Executive Officer and Principal Financial Officer adopted by the Board of Trustees of each of GMO Trust and GMO Series Trust.

Special Note for Independent Trustees: Independent Trustees of each of GMO Trust and GMO Series Trust are subject to separate codes of ethics adopted by the respective Independent Trustees of each such Trust, and are exempt from all requirements under this Code.

Adopted by the GMO Board of Directors on February 23, 2012.
To be effective March 5, 2012 or such later date as may be determined by the CCO.

Exhibit A: Definitions

“Access Person” means, except as specifically noted otherwise:

(1) every employee or on-site consultant of any GMO Advisory Entity; every partner, member (excluding Class I-A, Special Class I-As, and Capital Members of GMO), trustee, director or officer (or other person occupying a similar status or performing similar functions) of GMO Trust, GMO Series Trust or any GMO Advisory Entity; and every other person who provides investment advice on behalf of a GMO Advisory Entity and that is subject to the supervision and control of a GMO Advisory Entity;

(2) every general partner, member (excluding Class I-A, Special Class I-As, and Capital Members of GMO), trustee, director, officer, employee or on-site consultant of GMO Trust, GMO Series Trust or any GMO Advisory Entity (or any company in a control relationship to any GMO Mutual Fund or GMO Advisory Entity) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a Security by a GMO Mutual Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

(3) every natural person in a control relationship to a GMO Mutual Fund or GMO Advisory Entity who obtains information concerning recommendations made to a GMO Mutual Fund with regard to the purchase or sale of Securities by the GMO Mutual Fund; and

(4) such other persons as the Compliance Department shall designate;

provided, however, that Independent Trustees are not Access Persons for purposes of this Code and provided further that the Compliance Department may except certain persons who are on-site consultants based on various factors, which may include length of contract, physical location, and computer system access.

“Beneficial Interest” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts (including Non-GMO Employee Stock Investment Options), UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Department. Such questions will be resolved in accordance with, and this definition shall be interpreted in a manner consistent with, the definition of “beneficial owner” set forth in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

“Client” means any GMO Client Account.

“Closed-End Funds” means any fund with a fixed number of shares and which does not issue and redeem shares on a continuous basis.  While Closed-End Funds are often listed and trade on stock exchanges, they are not “Exchange Traded Funds” as defined below.

“Compliance Department” means the Compliance Department of Grantham, Mayo, Van Otterloo & Co. LLC. Communications required under this Code to be directed to the Compliance Department should in the first instance be directed to the CCO.

“CCO” means the Chief Compliance Officer of Grantham, Mayo, Van Otterloo & Co. LLC (currently, John McGinty).

“COIC” means the GMO Conflicts of Interest Committee (currently, Myra Drucker (Chairman), J.B. Kittredge, and Diane Lopez).

“Discretionary Account” is an account that satisfies all of the following criteria:  (1) the Access Person has no authority to make investment decisions with respect to the assets in the account and (2) the Access Person has arranged for quarterly certification from the third party manager stating that the relevant owner (Access Person or Immediate Family Member) has not influenced the discretionary manager’s decisions during the period in question and (3) the account is confirmed in advance by the Compliance Department to be a Discretionary Account.

“Exchange Traded Funds” are registered open-end investment companies, unit investment trusts or depository receipts that trade on a national securities exchange and that hold portfolios of Securities that closely track the performance and dividend yield of specific indexes, either broad market, sector or international.  Examples of ETFs include iShares, NASDAQ 100 Index Shares (QQQQ), HOLDRs Trusts, and S&P Depository Receipts (SPY).  For avoidance of doubt, Exchange Traded Funds do not include Closed-End Funds, even if the Closed-End Funds are traded on a national securities exchange.

“Exempted Government Securities” means direct obligations of the governments of the United States, New Zealand, Australia, Netherlands, and the United Kingdom.

“Federal Securities Laws” means the Securities Act of 1933, Securities Act of 1934, Sarbanes-Oxley Act of 2002, 1940 Act, Investment Advisers Act of 1940, Title V of Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

"Financial Futures" means futures contracts on any of the following:  (i) indexes of stocks, bonds or currencies (but excluding single stock futures); (ii) interest rates; (iii) currencies; or
(iv) commodities.

“GMO Advisory Entity” means Grantham, Mayo, Van Otterloo & Co. LLC, GMO Australasia LLC, GMO Australia Ltd., GMO Netherlands (a branch office of GMO U.K. Ltd.), GMO Singapore PTE Ltd., GMO Switzerland GMBH, GMO U.K. Limited, GMO Renewable Resources, LLC, GMO Renewable Resources (in New Zealand) or GMO Renewable Resources Uruguay, SRL.

“GMO Affiliated Fund” means any GMO Mutual Fund or GMO Sub-Advised Fund or Wells Fargo Advantage Asset Allocation Fund.

“GMO Client Account” means any investments managed for a client by a GMO Advisory Entity, including GMO Affiliated Funds, private investment accounts, ERISA pools and unregistered pooled investment vehicles.

“GMO Entity” means GMO Trust, GMO Series Trust and each GMO Advisory Entity.

“GMO Long-Term Fund” means a GMO Affiliated Fund that seeks to limit frequent trading of its shares, as disclosed in its prospectus as amended from time to time.  As of December 16, 2009, the GMO Long-Term Funds are all GMO Affiliated Funds other than the following:

• GMO Asset Allocation Bond Fund
• GMO Asset Allocation International Bond Fund
• GMO Debt Opportunities Fund
• GMO Domestic Bond Fund
• GMO Flexible Equities Fund
• GMO High Quality Short-Duration Bond Fund
• GMO Short-Duration Collateral Fund
• GMO Short-Duration Collateral Share Fund
• GMO Short-Duration Investment Fund
• GMO Special Situations Fund
• GMO U.S. Treasury Fund
• GMO World Opportunity Overlay Fund
• GMO World Opportunity Overlay Share Fund

“GMO Mutual Fund” means any series of GMO Trust and any series of GMO Series Trust.

“GMO Sub-Advised Fund” means a registered investment company for which a GMO Advisory Entity serves as a sub-adviser.

“Immediate Family” of an Access Person means any spouse, domestic partner, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of an Access Person who resides in the same household. Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Compliance Department determines could lead to the possible conflicts of interest or appearances of impropriety which this Code is intended to prevent.  The Compliance Department may from time to time circulate such expanded definitions of this term as it deems appropriate.

“Independent Trustee” means: (i) any trustee of GMO Trust who is not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of GMO Trust; and (ii) any trustee of GMO Series Trust who is not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of GMO Series Trust.

“Investment Division” means any of the following functional investment divisions of GMO: International Active, U.S. Quantitative, International Quantitative, Emerging Quantitative, Fixed

Income, Forestry, Asset Allocation, U.K. Equities, Australian Equities, Global Tactical and any other discrete investment division dedicated to a discrete asset class and/or style of investing.

“IPO” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

“Money Market Instruments” means money market instruments or their equivalents, including bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

“Mutual Funds” means registered open-end investment companies (and does not include closed-end investment companies).

“Non-Access Director” means any person who is a director of GMO who (1) is not an officer or employee of a GMO Entity; (2) has been designated as a Non-Access Director by the CCO (or a designee); (3) is subject to any requirements of GMO’s “Procedures Regarding Certain Outside Directors”; and (4) meets each of the following conditions:

       (1) he or she does not have access to nonpublic information regarding any Client’s purchase or sale of securities (other than shares of GMO Affiliated Funds), or nonpublic information regarding the portfolio holdings of any GMO Affiliated Fund;

       (2) he or she is not involved in making securities recommendations to Clients, and does not have access to such recommendations that are nonpublic; and

       (3) he or she, in connection with his or her regular functions or duties, does not make, participate in, or obtain information regarding the purchase or sale of a Security by a GMO Affiliated Fund, and his or her functions do not relate to the making of any recommendations with respect to such purchases or sales.

A list of Non-Access Directors may be found on Appendix A of the Procedures Regarding Certain Outside Directors.

“Non-GMO Employee Stock Investment Options” means a compensation program offered through the employer of an Access Person’s spouse.

“Private Placement” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) of such Act or pursuant to Rule 504, Rule 505 or Rule 506 under such Act.

“Reportable 529 Plan” means any 529 Plan for which GMO (or a control affiliate) manages the investments or strategies underlying the 529 Plan or for which GMO (or a control affiliate) manages, distributes, markets or underwrites the 529 Plan.  While not an exclusive list and while Access Persons are ultimately responsible for determining whether a 529 Plan is a Reportable 529 Plan, Appendix A-2 to this Code includes a list of Reportable 529 Plans as of the date of this Code.

“Reportable Account” means, with respect to any Access Person, an account with a broker, dealer or bank in which the Access Person has a Beneficial Interest and in which any Securities are held.

"Restricted Exchange Traded Fund" means any Exchange Traded Fund determined by the CCO, in consultation with GMO's trading desks, to:  (i) be likely to be used by a trading desk; and (ii) possess attributes (e.g., limited liquidity or limited number of underlying securities) suggesting that contemporaneous trading by Access Persons could result in a benefit to an Access Person or a detriment to any GMO client.  A complete list of Restricted Exchange Traded Funds is set forth in Appendix A-1 to this Code.

“SEC” means the Securities and Exchange Commission.

“Security” means any security (as defined in Section 2(a)(36) of the 1940 Act) as well as any derivative instrument (including swaps), financial commodity or other investment instrument that is traded in any public or private market. The definition in the 1940 Act is very broad and includes notes, bonds, debentures, participations in any profit sharing agreement, collateral-trust certificates, investment contracts, undivided interests in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security or on any group or index of securities, any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency “or, in general, any interest or instrument commonly known as a security.”

“Securities Transaction” means a transaction (including both purchases and sales) in a Security in which the Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest. For avoidance of doubt, a donation of Securities to a charity is considered a Securities Transaction. In addition, certain investments may involve multiple Securities Transactions for purposes of this Code (e.g., purchase of option, followed by exercise of option).

“StarCompliance” means a web-based, automated, fully managed personal trading solution, accessible from GMO computer terminals via http://starcompliance.

"Unrestricted Exchange Traded Fund" means any Exchange Traded Fund not designated as a Restricted Exchange Traded Fund.

“U.S. Government Securities” means direct obligations of the Government of the United States.

Appendix A-1

This Appendix A-1 is maintained on the GMO Compliance Department intranet website.  Please consult the website for the most current list of Restricted Exchange Traded Funds.

 Appendix A-2

This Appendix A-2 is maintained on the GMO Compliance Department intranet website.  Please consult the website for the most current list of Reportable 529 Plans.

GMO U.K. Limited Code of Ethics Supplement (Last Amended February 23, 2011)

In order to comply with the FSA’s personal account dealing rules and to allow for certain UK specific investment practices, this supplement (the “UK Supplement”) has been issued to all GMO UK staff as a supplement to the GMO Code of Ethics (“Code”).  In the event of a conflict between the Code and the UK Supplement, the UK Supplement shall govern.

1. Application of the Code to Covered Accounts

The Code and the UK Supplement apply to all GMO UK employees, on-site consultants and “Covered Accounts”. A “Covered Account” includes the employee’s spouse and minor children and any person to whom the employee, in his or her personal capacity, gives share recommendations including, a relative, co-habitee, business partner or friend. GMO presumes that an employee exercises control or influence over a spouse’s or minor child’s personal account transactions and therefore any such transactions must comply with the Code. All transactions by a Covered Account must be reported by the employee concerned.

2. Special Rules for Certain Investments and Investment Practices

-UK Gilts: Transactions in UK Gilts are not subject to pre-clearance but must be reported quarterly.

-PEP’s and ISA’s: Any proposed transaction for a PEP or ISA account must be pre-cleared unless an available exemption exists.

-De Minimis Purchases and Sales of FTSE 100 stocks: Employees may purchase or sell up to a maximum of £15,000 of any FTSE 100 stock once, within a three business day period without obtaining pre-clearance. All such transactions are subject to quarterly reporting.

-Investment Trusts: Purchases and sales of investment trusts which hold predominantly UK equities are not subject to pre-clearance but are subject to quarterly reporting. Pre-clearance will be required for transactions in investment trusts holding non-UK stocks as such trusts may be purchased for client accounts from time to time.

-Contracts for Differences (CFDs) and Spread Bets: CFDs and spread bets are not subject to the short-term trading prohibition set forth in Section 1.4 of the Code, PROVIDED that the security underlying the CFD or spread bet would itself be exempted from the prohibition.

3. Exemptions for Unit Trusts, etc. The prohibitions in Section 1 of the Code and the pre-clearance requirements in Section 2 of the Code do not extend to any transaction by you in an authorised unit trust, a regulated collective investment scheme or a life assurance policy (including a pension).

4. Counseling and procuring

If the Code precludes you from entering into any transaction, you cannot:

             (a) advise or cause any other person to enter into such a transaction; or
             (b) communicate any information or opinion to any other person,

if you know, or have reason to believe, that the other person will as a result enter into such a transaction or cause or advise someone else to do so.

This does not apply to actions that you take in the course of your employment with us. For example, the fact that you are yourself prohibited from dealing in a certain stock as a result of one of the provisions above does not necessarily mean that you are precluded from dealing for the client’s account, subject to the insider dealing legislation summarised in 8 below.

5. Summary of insider dealing legislation

The UK insider dealing provisions contained in part V of the Criminal Justice Act 1993 (the “Act”) are complex, and if you would like fuller details or are in any doubt whether a particular transaction would be prohibited, you should consult the Compliance Department.

The Act applies to all securities traded on a regulated market (which currently includes all EC stock exchanges, LIFFE, OMLX and NASDAQ) and to warrants and derivatives (including index options and futures) relating to these securities even if these warrants and derivatives are only “over the counter” or otherwise not publicly traded.

In broad terms, and subject to the exemptions provided by the Act, the Act makes it a criminal offence, with a maximum penalty of seven years imprisonment and an unlimited fine, for an individual who has non-public information to deal in price-affected securities (including warrants or derivatives relating to them) on a regulated market; or deal with or through a professional intermediary; or by acting himself as a professional intermediary. Securities are “price-affected” if the inside information, if made public, would be likely to have a significant effect on the price of the securities.  This applies to all companies’ securities affected by the information, whether directly or indirectly (for example, competitors of a company about to bring out a new product).

The Act applies whether you deal as part of your employment or on your own account.  It also applies to information which you obtain directly or indirectly from an insider whether or not in the course of your employment (for example, by social contacts).

                (1) If you are precluded from dealing, normally you are also prohibited from dealing on behalf of the firm or a client (except perhaps on an unsolicited basis);

             (2) Procuring or encouraging another person to deal in the price-affected securities (whether or not the other person knows they are price affected); and
             (3) Passing the inside information to another person other than in the proper performance of your employment.

It is possible for a transaction which involves insider dealing to constitute an offence otherwise than under the insider dealing provisions of the Criminal Justice Act.  In particular, under section 118 of the Financial Services and Markets Act 2000 a person who “dishonestly conceals any material facts” is guilty of an offence if he does so for the purpose of inducing, or is reckless as to whether it may induce, another person (whether or not the person from whom the facts are concealed) to buy or sell an investment, or to refrain from buying or selling and investment.  This offence could well be committed by a person who conceals price sensitive information from a counterparty to induce him to deal, if the concealment is dishonest.

6. Compliance Contacts

For queries in relation to this GMO U.K. Limited Code of Ethics Supplement please refer to:

Rishika Jay Prakash, Compliance Officer

GMO Australia Limited Code of Ethics Supplement (Last Amended October 1, 2010)

The following policies and procedures are in addition to, and where relevant supersede the policies and procedures detailed in the GMO Code of Ethics (the “Code”).

Authorisation

Authorisation must be sought by all staff members prior to trading via the StarCompliance system.

Exemption from Authorisation Requirement

Authorisation for purchasing securities in an unrestricted public offer is not required.

GMOA Trading

Securities that are held in the GMOA trusts or individually managed portfolios:

       • may not be traded by staff during the 3 working days before and after re-balancing* by GMOA.

       • and are not being traded as part of the re-balancing* by GMOA may be traded during this 6 working day period subject to pre-authorisation.

Staff may trade securities at any other time subject to the pre-authorisation.

*Re-balancing includes normal monthly trading and any other trading as a result of cash flows.

Special Rules for Certain Investments

Australian Registered Managed Investment Schemes and Superannuation Funds:  Australian Registered Managed Investment Schemes are publicly offered pooled investment products registered and regulated by the Australian Securities and Investment Commission (“ASIC”). Superannuation Funds are pooled superannuation investment products registered and regulated by the Australian Prudential Regulation authority (“APRA”).  Purchases and Sales of these publicly offered products are not subject to pre-clearance or reporting requirements under the Code.

Exception for those Australian Registered Managed Investment Schemes and Superannuation Funds sub-advised or managed by GMOA: Purchases and sales of these schemes are not subject to pre-clearance but are subject to the reporting requirement of the Code.  As of February 2, 2010, such schemes include but are not limited to:

        •  BT Investments – Australia Value Shares Value 1 and Multi-Manager Options
        • Colonial First State – First Choice Investment Options (Australian Small Companies Option)
        • ipac investment management limited:  Diversified Investment Strategies

 •  International Share Strategy No.’s 3 & 4
 •  Diversified Investment Strategies – Australia Share Stategy No 1

Exception for other types of pooled investments sub-advised or managed by GMOA:  Purchases and sales of these schemes are not subject to pre-clearance but are subject to the reporting requirement of the Code. As of February 2, 2010, such schemes include but are not limited to:

 •  Partners Group Alternative Strategies PCC Limited – Red Epsilon Cell: An open-ended protected cell investment company established under the laws of Guernsey.
 •  Global Funds Trust Company - GMO Global Tactical Fund F: a unit trust esablished under the laws of the Cayman Islands.

The above list may change regularly.  It is best in all circumstances to confer with Legal & Compliance Asia-Pacific prior to making any investments in order to ensure the above list is current.

GMO Renewable Resources (in New Zealand) Code of Ethics Supplement (Last Amended September 8, 2009)

The following policies and procedures are in addition to, and where relevant supersede the policies and procedures detailed in the GMO Code of Ethics (the “Code”).

De Minimis Purchases and Sales of Certain Securities of Issuers in the NZSX 50 Index

Purchases or sales by Access Persons of less than NZ$40,000 of common stock, depository receipts, or preferred stock of issuers who are not timber or timber-related and are listed in the New Zealand Stock Exchange Top 50 Companies (NZSX 50 Index) as of the date of such purchases or sales are not subject to pre-clearance requirement. This exemption from preclearance may be utilized once per security within multiple accounts during a pre-clearance period so long as the total across all accounts is less than NZ$40,000;

The NZSX 50 index contains the top fifty securities ranked by tradable equity quoted on the New Zealand Stock Exchange.

GMO Non-Access Directors Code of Ethics Supplement

 Non-Access Directors of GMO are exempt from all requirements under the GMO Code except for the following:

Non-Access Directors are subject to the Code’s restrictions relating to Inside Information (see Section 1.5) and Market Manipulation (see Section 1.6);

 Non-Access Directors are subject to any personal trading restrictions and periodic reporting requirements set forth in GMO’s “Procedures for Certain Outside Directors,” as may be in effect from time to time; and

 Non-Access Directors are subject to the GMO Gift Policy (which is set forth in a separate stand-alone policy), except that Non-Access Directors shall not be restricted from receiving, nor required to report, gifts received from current or former clients or business associates, notwithstanding that such persons may also be clients or prospective clients of GMO.

Exhibit p (xx)

Code of Ethics

This Code of Ethics (“Code”) has been adopted by Granahan Investment Management and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”).

Version History

11/21/2008: Removes pre-clearance requirement for all securities EXCEPT Client-eligible securities, and securities where GIM is an adviser; Adds specificity to Gifts and Entertainment section particularly with regard to acceptable and unacceptable entertainment; Adds procedures and restrictions for solicitations made by employees to business associates of GIM, on behalf of charities. Adds detail to privacy policy.

2/22/2010:    Reduces preclearance period for equity trades requiring preclearance to 3 business days.

2/8/2011:       Reviewed by Brian Granahan. No changes.

2/29/2012:     Reviewed by Brian Granahan. No Changes.

6/19/2012:     Integrated Political Contribution policy into Code of Ethics.

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Purpose:    Granahan Investment Management’s reputation for fair and honest dealing with its clients has taken considerable time to build, and this reputation is a direct reflection of the conduct of each employee.

This Code defines the activities that employees of GIM must undertake, or avoid, to properly perform the Fiduciary Duty the company has to its clients.

The Code includes a discussion of Policies and Procedures for handling activities in these areas, and Sanctions for failing to apply them with care.

       Insider Trading
       Personal Trading
       Gifts and Entertainment Policy
       Outside Business Activities
       Charitable contributions
       Privacy of Client information

This Code is intended to comply with the various provisions of the Advisers Act, and requires that all supervised persons comply with the applicable provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).

This Code addresses Section 206 of the Advisers Act which requires every adviser to:

-	Adopt Policies and procedures designed to prevent the misuse of material, non-public information by the adviser and its personnel,
-
Adopt Policies and procedures which cover transactions in any reportable securities in which an Access person has a beneficial interest by way of any accounts over which the access person has control, as well as accounts of an access person’s family living with him or her.

Additionally, this Code addresses Section 206 of the Advisers Act which prohibits Granahan Investment Management, its agents, or employees to:

-	Employ any device, scheme or artifice to defraud any client or prospective client, or
-	To engage in fraudulent, deceptive or manipulative practices.

The Code is designed to ensure that the high ethical standards long maintained by the Firm continue to be applied. The provisions of the Code are not all-inclusive, rather are intended as a guide for employees of Granahan in their conduct.  In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the CCO.  The CCO may grant exceptions to certain provisions contained in the Code, but will only do so in those situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading shall be resolved in favor of the client even at the expense of the interests of employees.

Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment with Granahan Investment Management.

The CCO will periodically report to senior management of Granahan to document compliance with this Code.

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Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment with
Granahan Investment Management. The CCO will periodically report to senior management of Granahan to document compliance with this Code.

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Fiduciary Duty

As an investment adviser, Granahan Investment Management is charged with the duty to act in the best interests of its clients in all its affairs.

This Code defines the activities that employees of GIM must undertake, or avoid, to properly perform this Fiduciary Duty the company has to its clients.

A Fiduciary is defined as:

1) A person … or an organization…, such as an investment manager..., entrusted with the property of another party and in whose best interests the fiduciary is expected to act when holding, investing, or otherwise using that party's property. (Wall Street Words, Houghton Mifflin,2003)

2) A person to whom property or power is entrusted for the benefit of another. (Dictionary.com Unabridged v 1.1)

 As a Fiduciary Granahan Investment Management and its employees, when dealing with clients, are subject to the following specific fiduciary obligations:

       The duty to have a reasonable, independent basis for the investment advice provided;
       The duty to obtain best execution for a client's transactions where the Firm is in a position to direct brokerage transactions for the client;
       The duty to ensure that investment advice is suitable to meeting the client's individual objectives, needs and circumstances; and
       A duty to be loyal to clients.

And Must AVOID

       Serving his/her own personal interests ahead of the clients';
       Taking advantage of his/her position;
       Any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

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DEFINITIONS

For the purposes of this Code, the following definitions shall apply:

‘Access person’ means any supervised person who: has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund RIA or its control affiliates manage; or is involved in making securities recommendations to clients that are nonpublic.  For the purposes of the Code of Ethics, all Granahan employees, officers, and directors are considered Access Persons.

‘Account’ means accounts of any employee and includes accounts of the employee’s immediate family members (any relative by blood or marriage living in the employee’s household), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the employee has a beneficial interest or exercises investment discretion.

‘Affiliated Fund' is a fund for which Granahan Investment Management acts as the investment adviser, sub-adviser, or principal underwriter for the fund.

‘Beneficial ownership’ shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

‘Client Account’ is any account under the management of Granahan Investment Management.

‘Client-Eligible Securities’ are securities which are held in any account, are being considered for purchase in an account, or are eligible for purchase given its current market cap.

‘Public information’ is information that has been disseminated broadly to investors in the marketplace.  One must be able to point to some tangible evidence that the information is public such as public filings with the SEC, newspapers, data services, general circulation information etc.  Material public information is not made public by select dissemination or by partial disclosures and in such cases will retain its status as non-public information.  Information will not be considered public until sufficient time has passed since disclosure to the general public that such information is widely available.

‘Reportable security” means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include: (i) Transactions and holdings in direct obligations of the Government of the United States; (ii) Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Transactions and holdings in shares of other types of open-end registered mutual funds, unless Granahan Investment Management or a control affiliate acts as the investment adviser or principal underwriter for the fund; and (v) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless  Granahan Investment Management or a control affiliate acts as the  investment adviser or principal underwriter for the fund.

Supervised person means directors, officers and partners of Granahan Investment Management (or other persons occupying a similar status or performing similar functions); employees of Granahan Investment Management; and any other person who provides advice on behalf of Granahan Investment Management and is subject to its supervision and control.

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Misuse of Material, Non-public Information

Policy Statement
No supervised person may trade, either personally or on behalf of others (such as investment funds and private accounts managed by Granahan
Investment Management), while in the possession of material, nonpublic information, nor may any personnel of Granahan Investment Management communicate material, nonpublic information to others in violation of the law.

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose supervised persons and Granahan
Investment Management to stringent penalties.  Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment.  The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order permanently barring you from the securities industry.
Finally, supervised persons and Granahan Investment Management may be sued by investors seeking to recover damages for insider trading violations.

The rules contained in this Code apply to securities trading and information handling by supervised persons of Granahan Investment Management and their immediate family members.

The law of insider trading is unsettled and continuously developing.  An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance.  Often, a single question can avoid disciplinary action or complex legal problems.  You must notify the CCO immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.

1. What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions.  Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company’s securities.  No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry.  For this reason, you should direct any questions about whether information is material to the CCO.

Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company’s securities.  Information about a significant order to purchase or sell securities may, in some contexts, be material.  Prepublication information regarding reports in the financial press also may be material.  For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal’s “Heard on the Street” column.

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You should also be aware of the SEC’s position that the term “material nonpublic information” relates not only to issuers but also to the Firm’s securities recommendations and client securities holdings and transactions.

2. What is Nonpublic Information?

Information is “public” when it has been disseminated broadly to investors in the marketplace.  For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation and after sufficient time has passed so that the information has been disseminated widely.

3. Identifying Inside Information

Before executing any trade for yourself or others, including investment funds or private accounts managed by Granahan Investment Management (“Client Accounts”), you must determine whether you have access to material, nonpublic information.  If you think that you might have access to material, nonpublic information, you should take the following steps:

Report the information and proposed trade immediately to the CCO.
Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by the firm.
Do not communicate the information inside or outside the firm, other than to the CCO.
After the CCO has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm will take.

You should consult with the CCO before taking any action.  This degree of caution will protect you, our clients, and the firm.

4. Contacts with Public Companies

Contacts with public companies may represent an important part of our research efforts.  The firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information.  Difficult legal issues arise, however, when, in the course of these contacts, a supervised person of Granahan
Investment Management or other person subject to this Code becomes aware of material, nonpublic information.  This could happen, for example, if a company’s Chief Financial
Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors.  In such situations, Granahan Investment Management must make a judgment as to its further conduct.  To protect yourself, your clients and the firm, you should contact the
CCO immediately if you believe that you may have received material, nonpublic information.

5. Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target

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company’s securities.  Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases).  Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in the possession of material, nonpublic information regarding a tender offer received from the tender offer-or, the target company or anyone acting on behalf of either.  Supervised persons of Granahan Investment Management and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

6. Restricted/Watch Lists

Although Granahan Investment Management does not typically receive confidential information from portfolio companies, it may, if it receives such information take appropriate procedures to establish restricted or watch lists in certain securities.

The CCO may place certain securities on a “restricted list.”  Access persons are prohibited from personally, or on behalf of an advisory account, purchasing or selling securities during any period they are listed.  Securities issued by companies about which a number of supervised persons are expected to regularly have material, nonpublic information should generally be placed on the restricted list.  The CCO shall take steps to immediately inform all supervised persons of the securities listed on the restricted list.

The CCO may place certain securities on a “watch list.”  Securities issued by companies about which a limited number of supervised persons possess material, nonpublic information should generally be placed on the watch list.  The list will be disclosed only to the CCO and a limited number of other persons who are deemed necessary recipients of the list because of their roles in compliance.

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Personal Trading

General Policy on Personal Trading

Granahan Investment Management has adopted the following principles regarding personal investments by its employees designed to protect our clients, and the firm’s reputation:

    The interests of client accounts will at all times be placed first;
    All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;
    Access persons must not take inappropriate advantage of their positions.

These Procedures Apply to…

    The following policies and procedures apply to all Access persons at Granahan  Investment Management and to all accounts for which he or she is a beneficial owner. That is, all accounts in the name of the Access person, his/her spouse,  his/her children under 21, and family members living in the same household regardless of age.

Policy varies according to the Potential for Conflict –

The intent of this Code is to minimize the potential for perceived or actual conflicts of interest between employees, officers, and directors of the firm, and its clients.
The rules that govern trading in one's personal investment accounts are therefore most stringent for those transactions which offer the greatest potential for conflict with client accounts.

The Code divides the universe of investments into three (3) categories based on potential for conflict:

Transactions Requiring Preclearance and Reporting- These transactions potentially put the Access person's interest (and the firm’s interests) at odds with GIM clients;

Transactions which must be reported quarterly- These are transactions in securities which offer little potential for conflict with GIM clients, but must be monitored under SEC rules; holdings and transactions in these securities must be reported quarterly to the CCO; and

Non-Reportable Securities- transactions in securities which create virtually no conflict with GIM clients, and therefore are do not require pre-approval or quarterly reporting. Non-affiliated mutual funds, cash and money-market instruments fall in this category.

Under no circumstances shall an Access Person trade in a security within seven (7) calendar days before and after any client Account trades in that security.

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I.  Preclearance AND Quarterly Reporting Required

  Pre-Clearance Procedures are outlined in a section following the table below.

A.	Transactions in Client-Eligible Securities

These are transactions in an equity security, or its equivalent, which are held in a client portfolio,
    are being considered for purchase1 in a client portfolio,
    or whose market cap (shares outstanding, including all classes, times its price)
     is LESS THAN $10 billion AND is traded on a major US exchange or market2.

These transactions present the most risk to the firm’s clients and therefore, the firm’s reputation, and therefore must pass the most stringent of tests to ensure the firm does not place itself at odds with its clients.

B.	Participation in IPOs, Private Placements and Limited Offerings

Access persons must obtain written approval of the CCO prior to acquiring a beneficial ownership in any securities through an Initial Public Offering (IPO), Private Placement, or Limited Offering for his or her account, as defined herein. The CCO must be provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Access person’s activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

C.	Transactions in Affiliated Funds

Access persons must obtain approval from the CCO prior to trading in an affiliated fund (a fund for which GIM is a manager or sub-adviser).

As of the current release of this Code, the only fund for which pre-clearance is required is the Vanguard Explorer Fund (VEXPX & VEXRX)

D.	Interested Transactions Disclosure

No Access person shall recommend any securities transactions for a client without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

    any direct or indirect beneficial ownership of any securities of such issuer;
         any contemplated transaction by such person in such securities;
         any position with such issuer or its affiliates;
          and any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

1 That is, there is evidence of the intent to acquire or dispose of such security, such as a current order in the OMS, the recent creation of a purchase recommendation sheet (PR sheet), or reasonably recent verbal communication to that effect by a member of the research team.
2 Major exchanges and markets consist of: NYSE, AMEX, NASDAQ (NMS & GS). Stocks that DO NOT trade on these markets do not require pre-clearance.

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II. Transactions Requiring Quarterly Reporting-

Transactions of this type require quarterly holdings reports, under SEC rules, but do not require pre-clearance.

A.	Equity securities not classified as “Client-Eligible”

Individual equity securities which fall outside of the definition, “client-eligible”, may be traded without pre-clearance. It is the responsibility of the Access person to determine the eligibility of the proposed transaction prior to trading to ensure he/she obtains pre-approval if necessary.

B.	Other Securities

Other security types which are tradable by Access persons without pre-clearance, but which must be reported quarterly are:

    Preferred stock
          Corporate Bonds
          Exchange Traded Funds, and other index/commodity tracking funds
          Closed-end mutual funds
         Foreign-traded securities (issues which are NOT traded on a US market or  exchange)

C.	Automatic Investment plans

An automatic investment program, which consists of a specific trade, for a fixed trade amount (dollars or shares), in a pre-determined security, on a specific day of the month, quarter, or year, may be approved once initially, so long as there is no action or discretion by the individual for each transaction.

III.	Non-Reportable Securities-

These securities offer little to no risk to the client and therefore do not require any pre-clearance or reporting to the CCO.

These include:
    Mutual Funds with which GIM is not affiliated
         US Government issued securities (T-bills, notes, bonds, etc.)
    CD’s, bank accounts, money-market securities, and other cash equivalents.
          Municipal bonds
         “529” Investment Plans (education plans)

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The following table summarizes an Access Person’s Pre-clearance and Reporting Responsibilities for each type of investment.

Under No Circumstances is an Access Person to Trade a Security within seven (7) calendar days before and after a client Account trades in that security.

	Pre-clear	Report Quarterly
Pre-approval AND Quarterly Holdings Report required
IPO, Private Placement or Limited Offering	Y	Y
Securities currently held in GIM client account	Y	Y
Securities eligible for purchase into any GIM client account	Y	Y
Explorer Fund trades (VEXPX, VEXRX)	Y	Y
Quarterly Holdings Report required
Equity Securities NOT eligible for purchase into client accounts	N	Y
ETF (Exchange Traded Funds) or index/commodity basket funds	N	Y
Closed-end mutual funds	N	Y
Corporate bonds	N	Y
Foreign Traded Securities3	N	Y
Preferred Stock	N	Y
No reporting required
US Gov’t issued securities (T-bills, notes, bonds, etc)	N	N
Mutual Funds other than those affiliated with GIM	N	N
Money market funds, CD’s, and other short-term cash equivalents	N	N

1 Securities traded primarily on a foreign exchange can be traded without pre-clearance. Foreign “domiciled” securities (headquarters are outside US) traded on US exchanges may be held or under consideration for purchase by client accounts.

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Personal Trading Pre-Clearance and Other Reporting Duties

Initial Reporting Requirement- Every access person shall, no later than thirty (30) days after the person becomes an access person, file an initial holdings report containing the following information:

The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the
Access person had any direct or indirect beneficial interest ownership;

The name of any broker, dealer or bank, account name, number and location with whom the Access person maintained an account in which any securities were held for the direct or indirect benefit of the Access person; and

      The date that the report is submitted by the Access person.

The information submitted must be current as of a date no more than forty-five (45) days Before the person became an Access person.

Before executing a personal transaction, Access Persons must:

1.
Ensure that (s)he is not using “inside” information, or taking inappropriate advantage of his/her position at the firm, in executing the contemplated transaction. Refer to the section on Insider Trading for details.

2.
Determine whether the contemplated transaction requires pre-clearance by the CCO4. If pre-clearance is required, use the following format to request pre-clearance from the CCO prior to proceeding with the transaction. Pre-Clearance Requests must contain:

               The transaction you are requesting (BUY, SELL, SS, CS, etc),
               Number of shares, or dollar value of each trade in each account,
               Name and identifier (symbol or CUSIP) of the security being pre-cleared, and
               Name or number of Account or Accounts for which the Access person is  requesting pre-clearance.

Pre-clearance approval for client eligible EQUITY securities is valid for 3 trading days from the approval date, unless revoked prior to that. Pre-clearance of securities for which GIM is an adviser (i.e. a mutual fund) is valid for 5 trading days.

Each Quarter- Access persons must submit Statements and Transactions, and verify Accounts

Access persons must submit copies of statements for any investment account which holds, or can hold, a reportable security. The statement(s) must be current within 30 days of the end of the quarter, AND must show all transactions in reportable securities made within the quarter. Accounts covered here include: Brokerage Accounts in which the holder can buy individual securities, and any

   1 Refer to the definition of Client Eligible Securities to determine if a security is deemed “Client Eligible”.

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holdings in Affiliated Funds. Non-affiliated mutual fund accounts that are opened directly with the mutual fund company (Vanguard, Fidelity, etc) are generally excluded from reporting.

        Access persons are urged to instruct the Brokerage or Fund Company which holds the account to send duplicate statements and transaction confirmations to the Firm's post office box,
       Granahan Investment Management, PO Box 293 Concord, MA
      01742, designated for employee investment statements. A standard request letter is available from the CCO for your convenience.

2.	Access persons must also verify/update the contents of the account list to include any accounts which became reportable since the last update.

Ongoing Supervisory Review of Personal Securities Transactions

1.
The CCO or a designee will monitor and review all reports required under the Code for compliance with the Firm’s policies regarding personal securities transactions and applicable SEC rules and regulations.  The CCO may also initiate inquiries of Access persons regarding personal securities trading.  Access persons are required to cooperate with such inquiries and any monitoring or review procedures employed Granahan Investment Management.

2.	Any transactions for any accounts of the CCO will be reviewed and approved by the President or other designated supervisory person.

3.	The CCO shall at least annually identify all Access persons who are required to file reports pursuant to the Code and will inform such Access persons of their reporting obligations.

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Outside Business Activities

Board Service by Employees of GIM

No Access person shall serve on the board of directors of any publicly traded company without prior authorization by the firm's CCO or a designated supervisory person based upon a determination that such board service would be consistent with the interest of the Firm’s clients.  Where board service is approved Granahan Investment Management shall implement a “Chinese Wall” or other appropriate procedure to isolate such person from making decisions relating to the company’s securities.

Other Business Relationships

GIM’s compliance policy requires that all employees report promptly to the Compliance Officer, using the form ”Disclosure of Outside Business Activities”, any employment or business relationship outside the scope of their position with GIM for which compensation is received.  This includes part-time jobs and other activities if compensated.  Further any activity whereby an employee provides investment advice must be disclosed whether or not compensated.  Such outside activities include but are not limited to the following: (a)
Teaching; (b) Consulting; (c) Business association with an individual not associated with GIM; (d) Professional practices; and (e) Presentations at seminars and conferences.

The Compliance Officer will review this disclosure for potential conflicts of interest and determine whether to approve, restrict or disapprove this activity.  Compensation received by an employee for certain types of outside business activities may be required to be paid to GIM.  The Compliance officer will notify the individual in writing of disapproval or restrictions on outside business activities.

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Gifts and Entertainment Policies and Procedures

When an employee of Granahan Investment Management accepts something of value from a broker1 such as a gift, an invitation to a show or sporting event, or other benefits, the Company risks having the employee give weight to those gestures when making business decisions. These gestures create a conflict of interest, and may create the appearance of impropriety even if that individual is cautious in his or her decision making process.

Granahan Investment Management has adopted the following policies governing employee’s acceptance of gifts and invitations to entertainment. These are designed to protect the Company’s clients and the Company’s reputation by ensuring that any gifts or other benefits provided to Granahan employees do not factor into business decisions. The governing policies are based in the following fiduciary duties owed to the Company’s clients. They are:

The duty to have a reasonable, independent basis for the investment advice provided;
The duty to obtain best execution for a client’s transactions;
The duty to ensure that investment advice is suitable; and
A duty to be loyal to clients.

It is important never to seek special treatment from a broker for one’s personal gain or benefit.

Gifts

➢	Employees shall not accept from brokers gifts which exceed $100 in value.

“Gifts” include any of the following items from any broker with whom GIM does business, with whom GIM is seeking to do business, or from any broker seeking to do business with
GIM:
          money,
    gifts for you,
    gifts on your behalf (such as gifts to your spouse or children, or donations to a cause of yours2), benefits,
    unusual hospitality or,
    Other items of monetary value.

Should an employee receive a gift which exceeds $100, he or she will notify the CCO who will promptly return the gift to the sender.

➢	Gifts which exceed $20 in estimated value must be reported to the CCO within one week of receipt.

1 “Broker”, for the purposes of the Gifts and Entertainment policy, shall include any vendor which is paid using client funds via commissions. A vendor of a product which is procured using soft dollars or commission sharing funds is considered a “Broker” for the purpose of this policy regardless of whether it is a registered broker-dealer.
2 Refer to the policy on solicitation of donations from business associates of Granahan Investment Management for further details.

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Please include:

   your name,
   a description of the item(s) received, with sufficient detail to determine an approximate value,
  the name and company name of the person who gave the items, and the date it was received.

Entertainment
Entertainment is acceptable provided it meets ALL of these criteria:

   A representative of the brokerage or a business associate is present at the  event. If not, it constitutes a gift and is bound by that policy.

   The invitation to the event is unprompted. One may not request tickets or  make other entertainment related requests to brokers.

   The total value to you and your guest, of that particular event, is not expected to exceed that of a typical dinner. If it is, it must be pre-cleared prior to attending.

The entertainment is not so extensive or frequent as to raise questions of impropriety.

      Travel or lodging expenses are paid by GIM. If the host inadvertently pays for  travel or lodging, promptly notify the CCO.

All employees must obtain pre-approval from the CCO prior to accepting an invitation from a broker where the value to the GIM employee (and his or her guest) is likely to exceed that of a typical business dinner (roughly $100). Examples of events where pre-approval would be expected are:

Professional sporting events

Greens fees and/or access to an exclusive country club

Sold-out concerts or other professional performances

       Combination of items which, when combined, will likely exceed the threshold for pre-clearance (e.g. dinner on a boat).

If you question whether a gift or entertainment invitation is acceptable under this policy, please consult the Chief Compliance Officer before accepting as he may be able to provide some insight.

Entertainment and Gifts provided by Granahan

Reasonable entertainment by GIM employees of a broker, or other vendor is allowed provided the event has a valid business purpose. If the entertainment provided exceeds $100, it must be reported to the CCO.

All gifts and entertainment provided to clients must be reported to the CCO. Gifts and entertainment exceeding $250 in one year provided to a union or its agent (including pension advisers, in some cases) are reportable to the Department of Labor within 90 days of the Company’s fiscal year end.

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Charitable Contributions
Policy Statement
Granahan Investment Management’s business choices of brokers or other service providers or vendors are not influenced by giving to any particular charity.  GIM does not solicit charitable donations from any firm with which it does business.  GIM employees are prohibited from requesting anyone to make charitable donations by implying that such donations may affect their standing with GIM.  GIM employees may of course be involved with charitable organizations, and a solicitation of support for such an organization coming from the organization itself or as part of a broad solicitation at the request of the charity would not violate this policy so long as there is no implication or appearance that a favorable response would enhance the ability of any firm to do business with GIM.

Submit a copy to the CCO

The CCO must receive a copy of any solicitation sent to any employee at a firm with whom GIM has a business relationship, not later than the time it is first distributed.

Guidelines for requests

This Code does not attempt to define absolutes in terms of language that must be used to comply with this policy, but an appropriate request should have the following characteristics:

 Is clear that your request is on behalf of the charitable organization and NOT as an  employee of Granahan Investment Management;
 There is no implication of support for the charity by the Company itself;
   The request serves as the primary means of communication, and is not  accompanied by multiple phone calls or follow-up emails relating to the request;
   The recipients are individuals, not companies with whom Granahan does business;
 Recipients are NOT chosen based on the business relationship or level of business done with Granahan Investment Management;

Under NO circumstances will an employee:

Make promises relating to business done with Granahan in exchange for contributions;
        Withhold or direct business based on the charitable giving decision by a business associate; or otherwise allow the donation to interfere with services being provided to Granahan Investment Management by a vendor.

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POLITICAL Contributions

Policy Statement

Employees of Granahan Investment Management must obtain Pre-clearance from Compliance before the employee, or a member of their household, makes any political contribution which exceeds $150 to an incumbent or candidate for a federal, state, or local office.
Employees must also obtain pre-clearance from Compliance before participating in any political fundraising activity.

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Privacy

Privacy of Client Information and Records

This section discusses policies and procedures designed to protect the Firm’s clients' privacy.  These include:

The prohibition of communicating private, 'inside', information to anyone inside or outside the firm [unless it is for the benefit of the client], or directed by the client;
The duty of all employees to refrain from disclosing any non-public client information, even beyond his/her employment period with Granahan Investment
Management;
The duty to protect this information from misuse by keeping it physically secure from unauthorized access

Confidential Client Information

In the course of investment advisory activities of Granahan Investment Management, the firm gains access to non-public information about its clients.  Such information may include a person's status as a client, client financial and account information, the allocation of assets in a client portfolio, the composition of investments in any client portfolio, information relating to services performed for or transactions entered into on behalf of clients, advice provided by Granahan Investment Management to clients, and data or analyses derived from such non-public client-specific information (collectively referred to as 'Confidential Client Information').  All Confidential Client Information,
whether relating to the Firm’s current or former clients, is subject to the Code's policies and procedures.  Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

Non-Disclosure of Confidential Client Information

All information regarding the Firm’s clients is confidential.   Information may only be disclosed when the disclosure is consistent with the firm's policy and the client's direction.
Granahan Investment Management does not share Confidential Client Information with any third parties, except in the following circumstances:

As necessary to provide service that the client requested or authorized, or to maintain and service the client's account.
  As required by regulatory authorities or law enforcement officials who have jurisdiction over Granahan Investment Management, or as otherwise required by any applicable law.  In the event Granahan Investment Management is compelled to disclose Confidential Client Information, the firm shall provide prompt notice to the clients affected, so that the clients may seek a protective order or other appropriate remedy. If no protective order or other appropriate remedy is obtained, Granahan Investment Management shall disclose only such information, and only in such detail, as is legally required;
     To the extent reasonably necessary to prevent fraud, unauthorized transactions or liability.

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Employee Responsibilities

All Access persons are prohibited, DURING and AFTER their employment with Granahan Investment Management, from disclosing Confidential Client Information to any person or entity outside the firm, including family members, except under the circumstances described above.  An access person is permitted to disclose Confidential Client Information only to such other Access persons who need to have access to such information to deliver the Firm’s services to the client.

Access persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of their employment with Granahan Investment Management, must return all such documents to Granahan Investment Management.

Any supervised person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

Security of Confidential Personal Information

Granahan Investment Management enforces the following policies and procedures to protect the security of Confidential Client Information:

    The firm restricts access to Confidential Client Information to those Access persons  who need to know such information to provide the Firm’s services to clients;
    Any Access person who is authorized to have access to Confidential Client  Information in connection with the performance of such person's duties and responsibilities is required to keep such information in a secure compartment,  file or receptacle on a daily basis as of the close of each business day;
        All electronic or computer files containing any Confidential Client Information shall  be password secured and firewall protected from access by unauthorized persons;
    Any conversations involving Confidential Client Information, if appropriate at all,  must be conducted by Access persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

Privacy Policy

As a registered investment adviser, Granahan Investment Management and all supervised persons, must comply with SEC Regulation S-P, which requires investment advisers to adopt policies and procedures to protect the 'nonpublic personal information' of natural person clients.  'Nonpublic information,' under Regulation S-P, includes personally identifiable financial information and any list, description, or grouping that is derived from personally identifiable financial information.  Personally identifiable financial information is defined to include information supplied by individual clients, information resulting from transactions, any information obtained in providing products or services.

Enforcement and Review of Confidentiality and Privacy Policies

The Firm’s CCO is responsible for reviewing, maintaining and enforcing its confidentiality and privacy policies and is also responsible for conducting appropriate employee training to ensure adherence to these policies.  Exceptions to this policy require the written approval of the firm's CCO.

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Responsibility of Supervised Persons to Understand and Abide by Code

Initial Certification

All supervised persons will be provided with a copy of the Code and must initially certify in writing to the CCO that they have: (i) received a copy of the Code; (ii) read and understand all provisions of the Code; (iii) agreed to abide by the Code; and (iv) reported all account holdings as required by the Code.

Acknowledgement of Amendments

All supervised persons shall receive any amendments to the Code and must certify to the CCO in writing that they have: (i) received a copy of the amendment; (ii) read and understood the amendment; (iii) and agreed to abide by the Code as amended.

Annual Certification

All supervised persons must annually certify in writing to the CCO that they have: (i) read and understood all provisions of the Code; (ii) complied with all requirements of the Code;
and (iii) submitted all holdings and transaction reports as required by the Code.

Duty to Report Violations of the Code

All supervised persons shall promptly report to the CCO or an alternate designee all apparent violations of the Code.  Any retaliation for the reporting of a violation under this
Code will constitute a violation of the Code.

The CCO shall promptly report to senior management all apparent material violations of the Code.  When the CCO finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his
or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management.

Senior management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed.
Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee’s employment with the firm.

Record Keeping Requirements for Code

The CCO shall maintain and cause to be maintained in a readily accessible place the following records:

    A copy of any  code of ethics adopted by the firm pursuant to Advisers Act Rule  204A-1 which is or has been in effect during the past five years;

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    A record of any violation of the Firm’s Code and any action that was taken as a  result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;

    A record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, a Access person which shall be retained for five years after the individual  ceases to be a Access person of Granahan Investment Management;

    A copy of each report made pursuant to  Advisers Act Rule 204A-1, including any  brokerage confirmations and account statements made in lieu of these reports;
    A list of all persons who are, or within the preceding five years have been, access  persons;

    A record of any decision and reasons supporting such decision to approve a Access  persons' acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

Further Information

The CCO will review and update this code annually, and as necessary.

Nothing contained in this Code shall be interpreted as relieving any supervised person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy adopted by GIM.

Supervised persons should contact the CCO regarding any inquiries pertaining to the Code or the policies established herein.

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Exhibit p (xxi)

Code of Ethics                                           January 2012

_____________________________________________________________________________________

Preamble

This Code of Ethics is being adopted in compliance with the requirements of Rule 17j-1 (the “Rule”) adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 (the “Act”), and Sections 204A and 206 of the Investment Advisers Act of 1940 (the “Advisers Act”), specifically Rule 204-2 there under, to effectuate the purposes and objectives of those provisions.  Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers.  Rule 204-2 imposes recordkeeping requirements with respect to personal securities transactions of advisory representatives (defined below).  Rule 17j-1 of the Investment Company Act and Section 206 of the Advisers Act make the following activities unlawful for certain persons, including any employee of Cambiar in connection with the purchase or sale by such person of a security held or to be acquired by any Portfolio or any Fund managed by the Firm:

1.	To employ a device, scheme or artifice to defraud a Portfolio, a Fund, any client or prospective client;

2.
To make to a Portfolio, a Fund, any client or prospective client, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

3.	To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Portfolio, a Fund, any client or prospective client; or

4.
Acting as principal for his/her own account, knowingly to sell any security to or purchase any security from a client, or acting as a broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he/she is acting and obtaining the consent of the client to such transaction.  The prohibitions of this paragraph (4) shall not apply to any transaction with a customer of a bank broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction; or

5.	To engage in any act, practice, or course of business this is fraudulent, deceptive or manipulative.

This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and procedures reasonably necessary to prevent violations of the Code.

This Code is based upon the principle that the directors and officers of the Firm, and certain affiliated persons of the Firm, owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.  This fiduciary duty includes the duty of the Compliance Officer of the Firm to report violations of this Code of

Ethics to the Firm Management Committee  and to the Board of Directors of any Fund of advised or subadvised by the Firm.

RISKS

In developing these policies and procedures, Cambiar considered the material risks associated with administering the Code of Ethics.  This analysis includes risks such as:

1.
Employees engage in various personal trading practices that wrongly make use of Non-Public Information resulting in harm to Clients or unjust enrichment to the Employee (These practices include trading ahead of Clients and passing Non-Public Information on to spouses and other persons over whose accounts the Employee has control.)

2.	Employees are able to cherry pick Clients' trades and systematically move profitable trades to a personal account and let less profitable trades remain in Clients’ accounts.

3.	One or more Employees engage in an excessive volume of personal trading (as determined by the CCO) that detracts from their ability to perform services for Clients.

4.	Employees take advantage of their position by accepting excessive gifts or other gratuities (including access to IPO investments) from individuals seeking to do business with Cambiar.

5.	The personal trading of Employees does not comply with certain provisions of Rule 204A-1 under the Advisers Act (and Rule 17j-1 of the IC Act).

6.	Employees are not aware of what constitutes Material Non-Public Information.

7.
Employees serve as trustees and/or directors of outside organizations. (This could present a conflict in a number of ways, for example, if Cambiar wants to recommend the organization for investment or if the organization is one of Cambiar’s service providers.)

8.	Employees use Cambiar property, including research, supplies, and equipment, for personal benefit.

Cambiar has established the following guidelines as an attempt to mitigate these risks.

GUIDING PRINCIPLES & STANDARDS OF CONDUCT

All Employees will act with competence, dignity and integrity, in an ethical manner, when dealing with Clients, the public, prospects, third-party service providers and fellow Employees.  The following set of principles frame the professional and ethical conduct that Cambiar expects from its Employees:

1.           Act with integrity, competence, diligence, respect, and in an ethical manner with the public, Clients, prospective clients and Employees;
2.           Place the integrity of the investment profession, the interests of Clients, and the interests of Cambiar above one’s own personal interests;
3.           Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

4.           Avoid any actual or potential material conflict of interest without first consulting with Senior Management;
5.           Conduct all personal securities transactions in a manner consistent with this policy;
6.           Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;
7.           Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;
8.           Promote the integrity of, and uphold the rules governing, capital markets;
9.           Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals.
10.         Comply with applicable provisions of the Federal Securities Laws.

A.	POLICY STATEMENT ON INSIDER TRADING

The Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law.  This conduct is frequently referred to as “insider trading.”  The Firm’s policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm.  Any questions regarding the Firm’s policy and procedures should be referred to the Compliance Officer.

The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an “insider”) or to communications of material nonpublic information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

➢	Trading by an insider, while in possession of material nonpublic information, or

➢
Trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated, or

➢	Communicating material nonpublic information to others.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-Public Information. Whether the “tip” made to the Employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information.

The concept of “insider” is broad.  It includes officers, directors and employees of a company.  In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes.  A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.  In addition, the Firm may become a temporary insider of a company it advises or for which it performs other services.  For that to occur the company must expect the Firm to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm will be considered an insider.

Trading on inside information is not a basis for liability unless the information is material.  “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.  Individuals may not be held liable for trading on insider information unless the information is material.  Advance knowledge of the following types of information is generally regarded as material:

➢	Dividend or earnings announcements
➢	Write-downs or write-offs of assets
➢	Additions to reserves for bad debts or contingent liabilities
➢	Expansion or curtailment of company or major division operations
➢	Merger, joint venture announcements
➢	New product/service announcements
➢	Discovery or research developments
➢	Criminal, civil and government investigations and indictments
➢	Pending labor disputes
➢	Debt service or liquidity problems
➢	Bankruptcy or insolvency problems
➢	Tender offers, stock repurchase plans, etc.
➢	Recapitalization
➢	Extraordinary management developments

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of Material Non-Public Information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company’s business. For example, information about the contents of an upcoming newspaper column may affect the price of a Security, and therefore be considered material.

In order for issues concerning Inside Trading to arise, information must not only be material, but also non-public.  Once non-public information has been effectively distributed to the investing public, it can no longer be classified as Material Non-Public Information. However, the distribution of Material Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.  One must be able to point to some fact to show that the information is generally public.  For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

Severe penalties exist for firms and individuals that engage in the act of Insider Trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of Insider Trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

➢
Is the information material?  Is this information that an investor would consider important in making his or her investment decisions?  Is this information that would substantially affect the market price of the securities if generally disclosed?

➢	Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

If an Employee has questions as to whether they are in possession of Material Non-Public Information, they must inform the CCO and President as soon as possible. From this point, the Employee, CCO and President will conduct research to determine if the information is likely to be considered important to individuals/entities in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in Inside Trading, Employees:

➢	Shall not trade the securities of any company in which they are deemed insiders who may possess Material Non-Public Information about the company.

➢	Shall not engage in securities transactions of any company, except in accordance with Cambiar’s Personal Security Transaction Policy and the Federal Securities Laws.

➢	Shall submit various reports in accordance with the Personal Security Transaction Policy.

➢	Shall not discuss any potentially Material Non-Public Information with colleagues, except as specifically required by their position.

➢	Shall immediately report the potential receipt of Material Non-Public Information to the CCO and President.

➢	Shall not proceed with any research, trading, etc. until the CCO and President inform the Employee of the appropriate course of action.

      Relationships with Potential Insiders

Cambiar’s Clients or third-party research providers may possess Material Non-Public Information.  Access to such information could come as a result of, among other things:

➢	Being employed by an issuer (or sitting on the issuer’s board of directors);

➢	Working for an investment bank, consulting firm, supplier, or customer of an issuer;

➢	Personal relationships with connected individuals; and

➢	A spouse’s involvement in any of the preceding activities.

Individuals with access to Material Non-Public Information may have an incentive to disclose the information to Cambiar due to the potential for personal gain.  Employees should be extremely cautious about investment recommendations, or information about issuers, that it receives from Clients, third-party research providers, and other industry members.  Employees should inquire about the basis for any such recommendations or information, and should consult with the CCO if there is any appearance that the recommendations or information are based on Material Non-Public Information.

Cambiar’s Employees may consult with industry experts and management as part of the Company’s research process.  Employees who wish to speak with such industry experts must:

➢	Document the meeting on Cambiar’s firm-wide public calendar;

➢	Submit a description of the Employee’s discussions with the Travel and Entertainment Expense Report;

➢	Tell the expert at the beginning of the meeting that Cambiar does not want to receive any information about the expert’s employer, any confidential information, or any Material Non-Public Information;

➢	Immediately report the receipt of any potentially Material Non-Public Information to the CCO;

The CCO will maintain a log of all Employee meetings with industry experts and members of management of public held companies.

Rumors

Creating or passing false rumors with the intent to manipulate securities prices or markets may violate the antifraud provisions of Federal Securities Laws.  Such conduct is contradictory to Cambiar’s Code of Ethics, as well as the Company’s expectations regarding appropriate behavior of its Employees.  Employees are prohibited from knowingly circulating false rumors or sensational information that might reasonably be expected to affect market conditions for one or more securities, sectors, or markets, or improperly influencing any person or entity.

This policy is not intended to discourage or prohibit appropriate communications between Employees of Cambiar and other market participants and trading counterparties.  Please consult with the CCO if you have questions about the appropriateness of any communications.

The role of the Firm’s Compliance Officer is critical to the implementation and maintenance of the Firm’s policy and procedures against insider trading.  The Firm’s Supervisory Procedures can be divided into two classifications – prevention of insider trading and detection of insider trading.

To prevent insider trading, the Firm will:

➢
Provide, on a periodic  basis, training  to familiarize officers, directors and employees with the Firm’s policy and procedures.  In addition, employees are required to acknowledge annually that they have read and understand the Code of Ethics, and

➢	When it has been determined that an officer, director or employee of the Firm has material nonpublic information,

1.   implement measures to prevent dissemination of such information, and
2.   the CCO shall discuss the issuer with the Head Trader and place the issuer on a restricted list,
3.   officers, directors and employees will be restricted from trading the securities of the issuer personally or on behalf of client accounts through the screening of each client or personal trade through the restricted list.  The Head Trader shall code this restriction into the Moxy system, and;
4.   once it is determined that the Firm no longer maintains material nonpublic information, the issuer will be removed from the restricted list.  The removal shall be documented.
To detect insider trading, the Compliance Officer will:

➢	Review the trading activity reports filed by each officer, director and employee, and

➢	Review the trading activity of accounts managed by the Firm.

      Penalties For Trading On Material Non-Public Information

Severe penalties exist for firms and individuals that engage in the act of Insider Trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of Insider Trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

B.	PERSONAL TRADING

Employee trades should be executed in a manner consistent with our fiduciary obligations to our Clients:  trades should avoid actual improprieties, as well as the appearance of impropriety.  Employee trades must not be timed to precede orders placed for any Client, nor should trading activity be so excessive as to conflict with the Employee’s ability to fulfill daily job responsibilities.

In the event of a material change to this Personal Trading section of the Code of Ethics, the CCO shall inform each Mutual Fund’s CCO of such change and ensure that the change is approved by each Mutual Fund’s Board no later than six months after the change is adopted.

Accounts Covered by the Policies and Procedures

Cambiar’s Personal Trading policies and procedures apply to all accounts holding any Securities over which Employees have any beneficial ownership interest, which typically includes accounts held by immediate family members sharing the same household.  Immediate family members include children, step-children, grandchildren, parents, step-parents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law, as well as adoptive relationships that meet the above criteria.

It may be possible for Employees to exclude accounts held personally or by immediate family members sharing the same household if the Employee does not have any direct or indirect influence or control over the accounts, or if the Employee can rebut the presumption of beneficial ownership over family members’ accounts.  Employees should consult with the CCO before excluding any accounts held by immediate family members sharing the same household.

Reportable Securities

Cambiar requires Employees to provide periodic reports regarding transactions and holdings in all “Reportable Securities,” which include any Security, except:

➢	Direct obligations of the Government of the United States;

➢	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;

➢	Shares issued by money market funds;

➢	Shares issued by open-end investment companies registered in the U.S., other than funds advised or underwritten by Cambiar or an affiliate;

➢	Interests in 529 college savings plans; and

➢	Shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are advised or underwritten by Cambiar or an affiliate.

Exchange-traded funds, or ETFs are somewhat similar to open-end registered investment companies.  However, ETFs are Reportable Securities and are subject to the reporting requirements contained in Cambiar’s Personal Trading policy.

Pre-clearance Procedures

All Employees should request pre-clearance before purchasing or selling Securities in an account that such Employee has beneficial ownership by completing, signing and submitting a Personal Securities Transactions Quarterly Pre-Clearance Form (Exhibit C) to the Firm’s Head Trader for initial pre-clearance approval, and then to the Compliance Officer.  A Compliance Officer of the Firm will pre-clear the Firm’s trader’s transactions and a principal will pre-clear the CCO’s transactions, as appropriate.  This policy also applies to privately offered securities such as interests in private funds.

Pre-clearance approval will expire at the close of business on the trading date on which authorization is received.  For example, pre-clearance received Friday at 9:00 a.m. would expire as of the close of business that same day.  If the trade is not completed before such pre-clearance expires, the Employee is required to again obtain pre-clearance for the trade.  In addition, if an Employee becomes aware of any additional information with respect to a transaction that was pre-cleared, such person is obligated to disclose such information to the appropriate Compliance Officer prior to executing the pre-cleared transaction.  Prior to pre-clearance approval, the individual responsible for providing approval will review for the following activities which are generally prohibited by the Firm:

1.
Transactions in Securities on the Buy/Sell/Review List (“Watch List”).  The Watch List includes any Securities that Cambiar is actively evaluating for purchase or sale in Client accounts.  The Watch List is distributed to all Employees of the Firm on a weekly basis.  Securities in bolded font will indicate a change from the preceding week.

2.	The acquisition of any Securities in an initial public offering (“IPO”).

3.	Profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within thirty (30) calendar days with the exception of ETF’s.

4.
The purchase or sale of a Security within seven (7) calendar days before or seven (7) calendar days after any Fund of the Firm trades in that security.  The Firm may provide exception to this restriction if the issuer of the Security had market capitalization in excess of $10 billion at the time of the transactions and the Fund(s)’s transactions were as a result of a new infusion or redemption of assets so long as the Employee had no knowledge at the time of his/her purchase or sale of the subsequent infusion or redemption of funds. Evidence of the $10 billion market capitalization will be filed with the Employee’s pre-clearance form. Employees are generally discouraged from seeking this exception.

Note: Generally, employees’ personal trading accounts and Cambiar proprietary investment accounts that are managed by Cambiar on a fully discretionary basis shall be treated in the same manner as Client accounts (i.e., executed at the same time and at the same price as Client accounts).  Thus, such personal trading accounts are not subject to the pre-clearance procedures discussed above except if the purchase involves an IPO or limited offering.

Reporting

Cambiar must collect information regarding the personal trading activities and holdings of all Employees.  Employees must submit quarterly reports regarding Securities transactions and newly opened accounts, as well as annual reports regarding holdings and existing accounts.

Quarterly Transaction Reports

Each quarter, Employees must report all Reportable Securities transactions in accounts in which they have a Beneficial Interest.  Employees must also report any accounts opened during the quarter that hold any Securities (including Securities excluded from the definition of a Reportable Security).  Reports regarding Securities transactions and newly opened accounts must be submitted to the Compliance Office within 30 days of the end of each calendar quarter.

This quarterly report shall be made on the form attached as Personal Securities Transactions Quarterly Pre-clearance Form (Exhibit C).  In lieu of manually filling out all of the information required by the form, Employees may attach confirms and/or account statements to a signed form.  Any transactions effected outside of brokerage accounts must be reported on the Personal Securities Transactions Quarterly Pre-clearance Form.

Note: Generally, Employees’ personal trading accounts and Cambiar proprietary investment accounts that are managed by Cambiar on a fully discretionary basis shall be treated in the same manner as Client accounts (i.e., executed at the same time and at the same price as Client accounts).  Thus, such personal trading accounts are not subject to the quarterly reporting requirement procedures discussed above except if the purchase involves an IPO or limited offering.

Initial and Annual Holdings Reports

Employees must periodically report the existence of any account that holds any Securities (including Securities excluded from the definition of a Reportable Security), as well as all Reportable Securities holdings.  Reports regarding accounts and holdings must be submitted to the Compliance Officer on or before February 14th of each year, and within 10 days of an individual first becoming an Employee.  Annual reports must be current as of December 31st; initial reports must be current as of a date no more than 45 days prior to the date that the person became an Employee.  The initial report shall be made on the form attached as Initial Report of Access Person (Exhibit A) and the annual report shall be made on the form attached as Annual Report of Access Person (Exhibit B) or via duplicate brokerage account statements. Any reportable securities maintained outside of a brokerage account (i.e. private placements) must be reported via the Annual Report of Access Person.

Initial and annual reports must disclose the existence of all accounts that hold any Securities, even if none of those Securities fall within the definition of a “Reportable Security.”

If an Employee does not have any holdings and/or accounts to report, this should be indicated within 10 days of becoming an Employee and by February 14th of each year.

Exceptions from Reporting Requirements

There are limited exceptions from certain reporting requirements.  Specifically, an Employee is not required to submit:

➢	Quarterly reports for any transactions effected pursuant to an Automatic Investment Plan; or

➢
Any reports with respect to Securities held in accounts over which the Employee had no direct or indirect influence or control, such as an account managed by an investment adviser on a discretionary basis.

Any investment plans or accounts that may be eligible for either of these exceptions should be brought to the attention of the Compliance Officer who will, on a case-by-case basis, determine whether the plan or account qualifies for an exception.  In making this determination, the Compliance Officer may ask for supporting documentation, such as a copy of the Automatic Investment Plan, a copy of the discretionary account management agreement, and/or a written certification from an unaffiliated investment adviser.

Personal Trading and Holdings Reviews

The Compliance Officer will review all reports submitted pursuant to the Personal Trading policies and procedures for potentially abusive behavior, and will compare Employee trading with Clients’ trades as necessary.  Upon review, the Compliance Officer will document the review of each report received, and will attach a written description of any issues noted.  Any personal trading that appears abusive may result in further inquiry by the CCO and/or sanctions, up to and including dismissal.

Initial and Annual Certification of Compliance with Code of Ethics

Employees initially certify their understanding of the Code of Ethics when completing the Initial Report of Access Person (Exhibit A).

In addition to annually reporting securities holdings, every Employee shall certify annually that:

➢	They have read and understand the Code of Ethics and recognize that they are subject thereto.

➢
They have complied with the requirements of the Code of Ethics; and that they have reported all transactions in securities in which the Employees have direct or indirect beneficial interests required to be reported pursuant to the requirements of the Code of Ethics.

➢	They have not disclosed pending “buy” or “sell” orders for a Portfolio or Fund to anyone outside of Cambiar, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

➢
They have no knowledge of the existence of any personal conflict of interest relationship which may involve any Portfolio or Fund, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or Portfolio.

Reports to Compliance Officer

The Compliance Officer of the Firm shall provide, after each quarter end, certification to the Compliance Officer of a Fund that, as of the prior quarter end:

(a)  The Compliance Officer of the Firm has collected all documentation required by the Code of Ethics and Rule 17j-1 and is retaining such documentation on behalf of the Fund;

(b)  There have been no violations to the Fund’s Code of Ethics and, if there have been violations to the Fund’s Code of Ethics, the violation has been documented and reported to the Fund’s Chief Compliance Officer; and

(c)  The Firm has appointed appropriate management or compliance personnel, such as the Compliance Officer, to review transactions and reports filed by access persons under the Code of Ethics, and adopted procedures reasonably necessary to prevent Employees from violating the Firm’s Code of Ethics.

As requested, the Compliance Officer of the Firm shall also provide to the Compliance Officer of each Fund a list of Employees who are subject to the Fund’s Code of Ethics and the name of the Compliance Officer of the Firm responsible for pre-clearing and reviewing personal securities transactions.

The Compliance Officer of the Firm shall provide such information, including, but not limited to, initial, quarterly and annual reports for all Employees, and pre-clearance reports, as is requested by the Fund’s Compliance Officer.

General Reporting Requirements

The Compliance Officer of the Firm shall notify each Employee that he or she is subject to this Code of Ethics and the reporting requirements contained herein, and shall deliver a copy of this Code of Ethics to each such person when they become an Employee, or upon request.

Reports submitted pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers and Directors of the Firm and each Fund, counsel and/or regulatory authorities upon appropriate request.

Excessive Trading

The Firm understands that it is appropriate for Employees to participate in the public securities markets as part of their overall personal investment programs.  As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of any Fund or Portfolio.  Further, it is important to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs, numbers of trades or other measure as deemed appropriate by the Fund’s Compliance Officer, Compliance Officer of the Firm, or senior management at the Firm), may compromise the best interests of any Funds or Portfolios if such excessive trading is conducted during work-time or using Fund/Portfolio resources.  Accordingly, if personal trading rising to such dimension as to create an environment that is not consistent with the Code of Ethics, such personal transactions may not be approved or may be limited by the Compliance Officer of the Firm.

Conflict of Interest

Every Employee shall notify the Compliance Officer of the Firm of any personal conflict of interest relationship which may involve a Fund or Portfolio or any entities for whom Cambiar provides services other than advisory services, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any Portfolio or Fund.  The Firm’s Compliance Officer shall notify the Compliance Officer of a Fund or entity of any personal conflict of interest relationship which may involve the Fund.  Such notification shall occur in the pre-clearance process.

  Reporting Violations

Every Employee shall report violations or suspected violations of this Code of Ethics promptly to the Compliance Officer of the Firm, or in the event that the Compliance Officer is involved in the violation or unavailable, to the President of the Firm.  Reports of violations may be submitted anonymously and will be treated confidentially to the extent permitted by law and investigated promptly and appropriately.  Any retaliation against an individual who reports a violation or suspected violation of this Code of Ethics is prohibited and such retaliation constitutes a further violation of this Code of Ethics.

Reporting of Violations to the Board of Directors

The Compliance Officer of the Firm shall promptly report to the Compliance Officer of the Fund, the Board of Directors of the Firm and the Firm’s investment committee all apparent violations of this Code of Ethics and the reporting requirements thereunder.

When the Compliance Officer of the Firm finds that a transaction otherwise reportable to the Board of Directors pursuant to the Code could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), he/she may, in his/her discretion, lodge a written memorandum of such finding and the reasons therefore with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board of Directors.  Such findings shall, however, be reported to the Compliance Officer of any respective Funds.

The Board of Directors of the Firm or any Fund, or a Committee of Directors created by such Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

Annual Reporting to the Board of Directors

The Compliance Officer of the Firm shall prepare an annual report relating to this Code of Ethics to the Board of Directors of the Firm and the Funds.  Such annual report shall:

➢	Summarize existing procedures concerning personal investing and any changes in the procedures made during the past year.

➢	Identify any violations requiring significant remedial action during the past year.

➢	Identify any recommended changes in the existing restrictions or procedures based upon the Firm’s experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations.

➢	State that the Firm had adopted procedures reasonably necessary to prevent Employees from violating the Code.

Sanctions

Upon discovering a violation of this Code, the Board of Directors of the Firm or a Fund may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

C.	GIFTS AND ENTERTAINMENT

Employees’ Receipt of Business Meals, Sporting Events and Other Entertainment - Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is reasonable not lavish or extravagant in nature.  Regardless of whether or not the Employee is accompanied to the event by the giver, In the event that the estimated cost of the meal, event, etc. is greater than $100, the Employee must report his/her attendance at the meal, event, etc. by completing Exhibit D to the CCO.  If the event is highly publicized such that the tickets may be selling in excess of their face value, the Employee must consider the mark-up for the reporting requirements.

Employees’ Receipt of Gifts - Employees must report their intent to accept a gift over $100 (either one single gift, or in aggregate on an annual basis) to the CCO by completing Exhibit D  Reasonable gifts received on behalf of the Company shall not require reporting.  Examples of reasonable gifts include holiday gift baskets and lunches brought to Cambiar’s office by service providers.

Cambiar’s Gift and Entertainment Giving Policy – Cambiar and its Employees are prohibited from giving gifts and providing entertainment that may be deemed as excessive, and must obtain approval from the CCO, by completing Exhibit D, to give gifts or provide entertainment in excess of $100 US Dollar equivalent to any client, prospective client or any individual or entity that Cambiar is seeking to do business with.

Gifts Given to Taft-Hartley Funds - Employees are reminded that notwithstanding this policy, since Cambiar has Taft-Hartley eligible investors, any gratuity provided by Cambiar to US labor unions or union representatives that have an “interest” in the Taft-Hartley fund (including the members covered by the Taft-Hartley fund) in excess of $100 per fiscal year are required to be reported on Exhibit D and Department Labor Form LM-10 within 90 days following the end of Cambiar’s fiscal year.  Accordingly, the Compliance Department will monitor all gratuities as discussed and make the appropriate filings on DOL Form LM-10.

The CCO shall track all reportable entertainment and gifts via Exhibit E.

Foreside Fund Services Representatives-- Gift Policy
Representative registered with Foreside Fund Services shall follow the guidelines pertinent to Rule 3060 that no registered person shall, directly or indirectly, give or permit to be given anything of value in excess of $100 per person per year where such gift or gratuity is in relation to the business of the rep and their firm.

D.	OUTSIDE BUSINESS ACTIVITIES

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations by completing Exhibit F. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions.  Employees may also receive compensation for such activities.

At certain times, Cambiar may determine that it is in its Clients’ best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization. For example, a company held in Clients’ portfolios may be undergoing a reorganization that may affect the value of the company’s outstanding securities and the future direction of the company.  Service with organizations outside of Cambiar can, however, raise serious regulatory issues and concerns, including conflicts of interest and access to Material Non-Public Information.

As an outside board member or officer, an Employee may come into possession of Material Non-Public Information about the outside organization.  It is critical that a proper information barrier be in place between Cambiar and the outside organization, and that the Employee does not communicate such information to other Employees in violation of the information barrier.

Similarly, Cambiar may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee must not be involved in the decision to retain or hire the outside organization.

Employees are prohibited from engaging in outside activities without the prior written approval of the CCO.  Approval will be granted on a case-by-case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Form ADV Part 2A.

E.	DIVERSION OF FIRM BUSINESS OR INVESTMENT OPPORTUNITY

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with Cambiar and in which he or she knows Cambiar might be expected to participate or have an interest, without disclosing in writing all necessary facts to the CCO, offering the particular opportunity to Cambiar, and obtaining written authorization to participate from the CCO.

Any personal or family interest of an Employee in any Cambiar business activity or transaction must be immediately disclosed to the CCO.  For example, if an Employee becomes aware that a transaction being considered or undertaken by Cambiar may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the CCO.

F.	LOANS

No Employee may borrow from or become indebted to, any person, business or company having business dealings or a relationship with Cambiar, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and receives prior approval from the CCO.  No Employee may use Cambiar’s name, position in a particular market or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

G.	DEALINGS WITH GOVERNMENT AND INDUSTRY REGULATORS

Cambiar forbids payments of any kind by its Employees or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter.  This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances.  This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies.  Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.

All Employees are required to cooperate fully with management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against Cambiar.  Employees are expected, if requested, to provide Cambiar with reasonable assistance, including, but not limited to, meeting or consulting with Cambiar and its representatives, reviewing documents, analyzing facts and appearing or testifying as witnesses or interviewees or otherwise.

H.	IMPROPER USE OF CAMBIAR PROPERTY

No Employee may utilize property of Cambiar or utilize the services of Cambiar or Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the CCO.  For this purpose, “property” means both tangible and intangible property, including Cambiar and Employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

I.           PROTECTION OF CAMBIAR’S NAME

Employees should at all times be aware that Cambiar’s name, reputation and credibility are valuable assets and must be safeguarded from any potential misuse.  Care should be exercised to avoid the unauthorized use of Cambiar’s name in any manner that could be misinterpreted to indicate a relationship between Cambiar and any other entity or activity.

J.           EMPLOYEE INVOLVEMENT IN LITIGATION OR PROCEEDINGS

Employees must advise the CCO immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

K.           TRAVEL EXPENSES

Employees may charge to Cambiar normal and reasonable travel and travel-related expenses incurred for a Cambiar business purpose.  Such expenses may include meals and incidentals, travel costs (air, train, etc.), lodging expenses, business phone calls and other miscellaneous travel-related expenses.  When incurring such expenses, Employees must use reasonable judgment and generally be aware of escalating travel costs.  While Cambiar has not prescribed limits on such expenses, Cambiar may reiterate its policy with Employees as necessary.

Cambiar will pay for all travel and travel-related expenses to support an Employee’s attendance at conferences, company visits, etc.  In the event that any such expenses are included as part of the event (i.e. a broker charters a jet for numerous investment firms, including Cambiar, to visit a company, etc.), Cambiar shall determine the approximate value of the expense and forward the third-party a reimbursement check.  Cambiar has adopted this policy in order to avoid any perceived conflict of interest associated with our relationships with outside service providers.

L.           RETENTION OF RECORDS

Cambiar shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of regulatory authorities or Cambiar’s Senior Management.

➢	A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;
➢
A record of any violation of this Code of Ethics and of any action taken as a result of such  violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

➢	A record of all written acknowledgements (annual certifications) as required by the Manual for each person who is currently, or with the past five years was, an Employee of Cambiar.
➢
Copy of each report made pursuant to this Code of Ethics by an Employee, including any information provided in lieu of reports, shall be preserved by the Company for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

➢
A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for  reviewing  these reports, shall be maintained in an easily accessible place;

➢
The Company shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any Private Offering or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

➢
[17j-1]                      A copy of each finding presented to the Mutual Fund Board shall be preserved by Cambiar for at least five years after the end of the fiscal year in which the record is made, the first two years in an easily accessible place.

M.           DISCLOSURE

Cambiar shall describe its Code of Ethics in Form ADV Part 2A and, upon request, furnish Clients with a copy of the Code of Ethics.  All Client requests for Cambiar’s Code of Ethics shall be directed to the CCO.

If the CCO determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation, and any enforcement action taken, to Senior Management.  If Senior Management determines that the material violation may involve a fraudulent, deceptive or manipulative act, Cambiar will report its findings to the Mutual Fund’s Board of Directors or Trustees pursuant to Rule 17j-1.

N.           RESPONSIBILITY

The Compliance Department will be responsible for administering the Code of Ethics.  All questions regarding the policy should be directed to the CCO.  All Employees must acknowledge their receipt and understanding of the Code of Ethics upon commencement of their employment and at least annually thereafter.

[17j-1] In the event a material change is made to the Personal Trading Policy of the Code of Ethics, the CCO shall inform the Mutual Fund’s CCO of such material change and ensure that such material change is approved by the Mutual Fund's Board no later than six months after adoption of the material change.

Attachment - Miscellaneous Reporting under the Code of Ethics

Employees may utilize this attachment to report any disclosures/seek any approvals as specified by various provisions of the Code of Ethics.

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Print Name:                   __________________________________________________________

Signature:                      __________________________________________________________

Reviewed by:  _______________________________________________________________________

Date of Review: _____________________________________________________________________

Follow-up Required:       ________No                                                                      ________Yes

If Yes, Describe: ____________________________________________________________________

Date:                      __________________________________________________________

Exhibit A – Initial Report of Access Person

1.
I hereby acknowledge that (i) I received of a copy of the Code of Ethics (the “Code”) for Cambiar; (ii) I have read and understand the Code; (iii) and I recognize that I am subject to the Code as an “access person” of the firm.

2.
Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or a Fund or Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or Fund or Portfolio.

3.
As of the date below I had a direct or indirect beneficial ownership in the following securities.  You do not need to report transactions in direct obligations of the U.S. government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies (mutual funds) that are not advised or sub-advised by the Firm.  Please check this box of an addendum is attached listing additional securities [  ]

SECURITY (include interest rate and maturity date, if applicable)	NO. OF SHARES	PRICE PER SHARE	PRINCIPAL AMOUNT	TYPE OF PURCHASE (Direct or Indirect)	BROKER, DEALER OR BANK THROUGH WHOM EFFECTED

 This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Signature: ___________________________          Signature:  ___________________________________________
    Access Person                                                                           Compliance Officer

     Name: ___________________________                                                                                         Name:   __________________________________________

     Date:  ___________________________                                                                                          Date:    __________________________________________
   (First date of access person status)

4.
As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit.  Please check this box if an addendum is attached listing additional accounts [  ]

BROKER DEALER OR BANK THROUGH WHOM EFFECTED	BENEFICIAL OWNER OF ACCOUNT	ACCOUNT NUMBER	DATE ACCOUNT OPENED

Signature:  _________________________________                                                                                     Signature:   _____________________________
      Access Person                                                                                                                                                          Compliance Officer

   Name:   _________________________________                                                                                         Name:     _____________________________

   Date:    __________________________________                                                                                         Date:       _____________________________
   (First date of access person status)

                                                                                                                                                                                                                                                                                                                                 Page 1 of 3

Exhibit B – Annual Report of Access Persons

All changes and/or additions are in blue.

1.           I hereby acknowledge that I have read and understand the Code of Ethics for Cambiar (the “Code”) delivered January 18, 2012 via e-mail and recognize that I am subject thereto in the capacity of an access person of the Firm.

2.           I hereby certify that, during the year ended December 31, 2011 I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

3.           I hereby certify that I have not disclosed pending “buy” or “sell” orders for a Portfolio or a Fund to any employees of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

4.           Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by a Fund or a Portfolio.

5.           As of December 31, 2011 I had a direct or indirect beneficial ownership in the securities listed below.  You do not need to report transactions in direct obligation of the U.S. government, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments.  Please check this box if an addendum is attached listing additional securities [   ]

Year-end statements showing holdings for all of my accounts are attached.  All holdings not included in brokerage account statements are list on Page 2 of this Exhibit.

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Signature:    _______________________________                                                                                     Signature:    _____________________________
       Access Person                                                                                                                                                        Compliance Officer
      Name:   _______________________________                                                                                         Name:     _____________________________

      Date:    _______________________________                                                                                         Date:       _____________________________
      (No later than 30 days after year-end)

                                                                                  Page 2 of 3

Security Name	Ticker or CUSIP (As Applicable)	Type (Common Stock, Bond, etc.)	Number of Shares or Principal Amount (As Applicable)

                                                                                 Page   3of 3

6.           As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities or mutual funds for my direct or indirect benefit.  Please check this box if an addendum is attached listing additional accounts  [   ]
BROKER, DEALER OR BANK THROUGH WHOM EFFECTED	BENEFICIAL OWNER OF ACCOUNT	ACCOUNT NUMBER	DATE ACCOUNT OPENED

Signature:    ___________________________________                                                                            Signature:    ________________________________
      Access Person                                                                                                                                                           Compliance Officer

    Name:     ___________________________________                                                                               Name:     ________________________________

    Date:      ___________________________________                                                                               Date:      ________________________________
      (No later than 45 days after year-end)

Exhibit C - Personal Securities Transactions Quarterly Pre-clearance Form

Name:        ______________
Quarter:    ______________

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics, (if none were transacted, write “none”).

I hereby request pre-clearance of the securities listed below. You do not need to preclear transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies (mutual funds) that are not advised or sub-advised by the Firm, or transactions exempted by this Code of Ethics.

DATE	NATURE OF TRANSACTION (Purchase, Sale, Other)	SECURITY* (include interest rate and maturity date, if applicable)	NO. OF SHARES	PRICE PER SHARE (or proposed price)	PRINCIPAL AMOUNT	BROKER	APPROVAL BY TRADER (Date and initial)	APPROVAL BY COMPLIANCE OFFICER (Date and initial)	CONFIRMATION 2 Days Received

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Term Trading (Exhibit D) for pre-approval.  Also inform the Compliance Officer if a proposed transaction is an Initial Public Offering (IPO) or Private Placement so that appropriate memoranda may be prepared.

Signature:     _______________                                                                                                          Signature:  __________________________
                    Access Person                                                                                                                                          Compliance Officer
Name: _____________________________________________                                               Name: _____________________________________________

Date:                                                                    Date:                                ____________________________________
             (no later than 30 days after calendar quarter)

Exhibit D - Gift and Entertainment Report

Employee(s) Receiving  __     Giving __    the Gift/Entertainment:

Describe the Gift/Entertainment:

______________________________________________________________________________

Approximate Total Dollar Amount of Gift/Entertainment:            $

Outside Party that Receives/Gives the Gift/Entertainment:

______________________________________________________________________________

Is the Receiver of the Gift/Entertainment an Individual or Entity that is associated with a Taft-Hartley Fund?

Yes _________                                         No __________

Has Employee Received/Given Additional Gifts/Entertainment from Receiver/Giver within the Past 12 Months?  If Yes, list the Gifts/Entertainment received/given and the approximate Value of the Gifts/Entertainment:

______________________________________________________________________________

Relationship of Receiver/Giver to Cambiar and/or Employee(s):

______________________________________________________________________________

Reason (if known) the Gift/Entertainment will be given by/given to Cambiar and/or Employee(s):

______________________________________________________________________________

Signature: ___________________________________________Date: ____________________

Compliance Use Only

Comments ______________________________________________________________________________

_______________________________________________________________________________________

Exhibit E – Employee Gift/Entertainment Log

Date	Employee Giving/Receiving Gift/Entertainment	Description of Gift/Entertainment	Approximate Dollar Amount of Gift/Entertain ment	Receiver/Giver of Gift/Entertainment	Relationship of Receiver/Giver to Cambiar and/or Employee	Reason Gift/Entertainment was given by/given to Cambiar and/or Employee	Compliance Approval (Yes/No)
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO

Exhibit F- Request for Approval of Outside Activity Form

The undersigned hereby requests approval for participation in the following outside activity:

_____________________________________________

Name and address of company or organization:  _____________________________________________

Nature of organization’s primary business or purpose:  _________________________________________

Is this a public company?  (YES/NO)  If YES, stock symbol:  ___________________________________

Complete description of anticipated role with organization:  ____________________________________

_______________________________________________________________________________

Describe any compensation you will receive:  _______________________________________________

If this request for approval is granted:

➢	I agree to notify the Chief Compliance Officer of any change in the above information.

➢
I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

➢	I am aware of no other Employees who are officers or directors of the organization noted above.

➢	I agree to adhere to the Insider Trading policies of Cambiar, and not to communicate any Material Non-Public Information in my possession regarding the organization to other Employees.

➢	I will avoid participation in discussions regarding service, investment management, or other arrangements with Cambiar or its affiliates, and will recuse myself from voting on any such matters.

Employee:  _________________________________________________________________________

Signature of Employee : ______________________________________Date: ____________________

Approved By:______________________________________________Date:_____________________
Chief Compliance Officer